UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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RAYONIER ADVANCED MATERIALS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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RAYONIER
Advanced Materials™

2022

ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

DE LYLE W. BLOOMQUIST Chair of the Board

Dear Stockholder:

We are pleased to invite you to attend our Annual Meeting of Stockholders on May 16, 2022, at the DoubleTree Hotel, 1201 Riverplace Boulevard, Jacksonville, Florida, at 5:30 p.m. local time. In the following Notice of 2022 Annual Meeting and Proxy Statement, we describe the matters upon which you will be asked to vote at the meeting.

The past year has marked a pivotal transition point for Rayonier Advanced Materials in our journey toward realization of our BioFuture.

First, we divested of the balance of our non-strategic assets and repaid a significant amount of debt, enabling the Company to apply its full focus on the strategic positioning, optimization, efficiency and reliability of its four world-class biorefineries.

Second, we were pleased to welcome our new President and CEO, Vito J. Consiglio and new Senior Vice President of High Purity Cellulose, Joshua Hicks. Together, they bring a fresh perspective and over 50 years of specialty materials experience to our talented team.

Third, we secured double-digit price increases for our 2022 cellulose specialties volumes in a market characterized by robust demand and continued inflationary pressures. Our focus is on meeting the exacting requirements of our customers and on ensuring our pricing is fairly reflective of the tremendous quality and value we provide.

Finally, in recognition of our vital responsibilities with respect to the incredible resources that have been entrusted to us, we established a Board Sustainability Committee to specifically oversee climate stewardship, safety strategy and diversity and inclusion initiatives. Under this Committee’s oversight, we recently published our 2021 Environmental, Social and Governance (ESG) Report and announced our goal to reduce greenhouse gas emissions by at least 40% by the end of this decade.

We are positioning this Company to thrive in a world whose demand for renewable, bio-based solutions is ever-increasing. Our products and capabilities are ideally suited to meet this growing demand, and we will continue to focus on making sustainability a significant competitive advantage for this Company. We feel very confident about the steps we have taken over the past year and the team we have in place to lead Rayonier Advanced Materials into its BioFuture.

Please review the proxy/notice card for instructions on how to vote over the Internet, by telephone or by mail to be certain that your shares of stock are represented at the meeting, even if you plan to attend. It is important that all Rayonier Advanced Materials stockholders vote and participate in the affairs and governance of our Company.

DE LYLE W. BLOOMQUIST Chair of the Board

April 1, 2022

Corporate Headquarters

1301 Riverplace Boulevard

Suite 2300

Jacksonville, Florida 32207

April 1, 2022

Notice of 2022 Annual Meeting

TO OUR STOCKHOLDERS:

Notice is hereby given that the 2022 Annual Meeting of Stockholders of Rayonier Advanced Materials Inc., a Delaware corporation, will be held at the DoubleTree Hotel, 1201 Riverplace Boulevard, Jacksonville, Florida on Monday, May 16, 2022, at 5:30 p.m. local time, to:

1)	Elect the Board’s three nominees for Class II directors for terms expiring in 2025

2)	Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors

3)	Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the supermajority voting provisions

4)	Approve, in a non-binding vote, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement

5)	Ratify the appointment of Grant Thornton as our independent registered public accounting firm for 2022; and

6)	Act upon such other matters as may properly come before the meeting

All stockholders holding Rayonier Advanced Materials Common Stock of record at the close of business on March 18, 2022, are entitled to vote at the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE PROMPTLY SUBMIT YOUR PROXY OR VOTING INSTRUCTION. Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to determine which voting methods are available to you. We urge you to complete and submit your proxy electronically or by telephone (if those options are available to you) as a means of helping the Company conserve natural resources and reduce expenses related to the meeting.

Please be aware that, if you own shares in a brokerage account, you must instruct your broker on how to vote your shares. New York Stock Exchange rules do not allow your broker to vote your shares without your instructions on any of the proposals except the ratification of the appointment of the Company’s independent registered public accounting firm. Please exercise your right as a stockholder to vote on all proposals, including the election of directors, by instructing your broker by proxy.

We urge you to vote your stock, by any of the available methods, at your earliest convenience.

By:
R. Colby Slaughter Corporate Secretary

NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this Proxy Statement, including statements in the Compensation Discussion and Analysis (also referred to as CD&A) regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Rayonier Advanced Materials’ (the Company) future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate” “guidance” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the Notes About Forward-Looking Statements and Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended 2021.

NOTE ABOUT NON-GAAP FINANCIAL MEASURES

A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP). This document contains certain non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), adjusted EBITDA and Adjusted Free Cash Flows. Each non-GAAP measure is reconciled to its most directly comparable GAAP financial measure in Appendix E.

We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation and for budgeting, forecasting and planning purposes.

We do not consider non-GAAP measures an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon, in whole or part, in evaluating the financial condition, results of operations or future prospects of the Company.

General Information about this Proxy Statement and the Annual Meeting

2022 ANNUAL MEETING OF STOCKHOLDERS OF RAYONIER ADVANCED MATERIALS INC.

MONDAY, MAY 16, 2022

The 2022 Annual Meeting of Stockholders of Rayonier Advanced Materials Inc. (the Annual Meeting) will be held on May 16, 2022, for the purposes set forth in the accompanying Notice of 2022 Annual Meeting. This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation by our Board of Directors (sometimes referred to as “our Board” or “the Board”) of proxies to be used at the meeting and any adjournments or postponements thereof. We may refer to Rayonier Advanced Materials Inc. in this Proxy Statement as “we,” “us,” “our,” the “Company,” “RYAM” or “Rayonier Advanced Materials.”

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

We are utilizing Securities and Exchange Commission (the SEC) rules that allow companies to furnish proxy materials to stockholders via the Internet. If you received an Important Notice Regarding the Availability of Proxy Materials (the Internet Notice) by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Internet Notice tells you how to access and review the Proxy Statement, form of proxy card and our 2021 Annual Report to Stockholders (the Annual Report), which includes our 2021 Annual Report on Form 10-K, as well as instructions for how to submit your proxy over the Internet. If you received the Internet Notice and would still like to receive a printed copy of our proxy materials, simply follow the instructions for requesting printed materials included in the Internet Notice.

The Internet Notice, these proxy solicitation materials and the Annual Report were first made available on the Internet and mailed to certain stockholders on or about April 1, 2022.

The Notice of 2022 Annual Meeting, this Proxy Statement and the Annual Report are available at www.proxyvote.com.

Annual Report

A copy of the Annual Report, which includes the 2021 Annual Report on Form 10-K, is available on the Internet at www.proxyvote.com as set forth in the Internet Notice. However, we will send a copy of our 2021 Annual Report on Form 10-K (with financial statements but without exhibits) to any stockholder without charge upon written request addressed to:

Rayonier Advanced Materials Inc.

Investor Relations

1301 Riverplace Boulevard

Suite 2300

Jacksonville, Florida 32207, USA

Delivery of Materials to Stockholders Sharing an Address

In addition to furnishing proxy materials over the Internet, the Company takes advantage of the SEC’s householding rules to reduce the delivery cost of materials. Under such rules, only one Internet Notice or, if paper copies are requested, only one Proxy Statement and Annual Report, will be delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. If you are a stockholder who resides in the same household with another stockholder and you wish to receive a separate Proxy Statement and Annual Report or Notice of Internet Availability of Proxy Materials for each account, please contact Broadridge, toll free at 1-866-540-7095. You may also write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Any stockholder making such request will promptly receive a separate copy of the proxy materials, and separate copies of all future proxy materials. Any stockholder currently sharing an address with another stockholder, but nonetheless receiving separate copies of the materials, may request delivery of a single copy in the future by contacting Broadridge Householding Department by telephone or mail as indicated above.

Proxy Statement Summary

This summary highlights selected information that is provided in more detail throughout this Proxy Statement. This summary does not contain all of the information you should consider before voting, and you should read the entire Proxy Statement before casting your vote.

2022 ANNUAL MEETING INFORMATION

Date & Time May 16, 2022 5:30 p.m. local time

Voting

Stockholders holding our Common Stock as of the close of business on the record date, which is the close of business on March 18, 2022 (Record Date), are entitled to vote. Each share of Common Stock is entitled to one vote for each matter to be voted upon.

Location DoubleTree Hotel 1201 Riverplace Boulevard Jacksonville, Florida

Admission

To attend the Annual Meeting, you will need to bring (1) proof of ownership of Common Stock as of the record date and (2) a valid government-issued photo identification. If you do not have proof of ownership together with a valid government-issued photo identification, you will not be admitted to the meeting.

Record Date Record holders of our Common Stock as of March 18, 2022 are entitled to notice of and to vote at, the Annual Meeting	Admission to the Annual Meeting is limited to stockholders holding our Common Stock as of the record date and one immediate family member; one individual properly designated as a stockholder’s authorized proxy holder; or one qualified representative authorized to present a stockholder proposal properly before the meeting.

No cameras, recording equipment, large bags, briefcases, or packages will be permitted in the Annual Meeting. The Company may implement additional security procedures to ensure the safety of the meeting attendees.

Questions and Answers about the Annual Meeting can be found in Appendix A.

PROPOSALS

MATTER		BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
Proposal 1	Elect the Board’s three nominees for Class II directors for terms expiring in 2025	FOR each nominee	12
Proposal 2	Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors	FOR the proposal	25
Proposal 3	Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the supermajority voting provisions	FOR the proposal	26
Proposal 4	Approve, in a non-binding vote, the compensation of our named executive officers as disclosed in this Proxy Statement	FOR the proposal	28
Proposal 5	Ratify the appointment of Grant Thornton as our independent registered public accounting firm for 2022	FOR the proposal	63

2022 RYAM PROXY STATEMENT	1

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

Commitment to Best Practices in Corporate Governance

CORPORATE GOVERNANCE HIGHLIGHTS

Our corporate governance structure is designed to ensure that our Board effectively exercises its responsibilities and oversight of management’s performance in creating long-term value for our stockholders. The Board also plays a critical role in monitoring adherence to our Core Values and Cultural Cornerstones and promoting the exercise of responsible corporate citizenship. The Board values the feedback we receive from our stockholders and has taken these perspectives into account in implementing actions to broaden stockholder rights and enrich Board composition. Our leading corporate governance practices include:

STOCKHOLDER RIGHTS

Management Proposal to Declassify the Board of Directors	In our 2019 and 2020 proxy statements, management submitted a proposal to be voted on by stockholders at the 2019 and 2020 Annual Meetings to declassify the Company’s Board of Directors. It did not receive the required stockholder approval. Again, at our 2022 Annual Meeting, management is proposing that the stockholders vote to declassify the Board.

Management Proposal to Eliminate Supermajority Voting Provisions	In our 2019 and 2020 proxy statements, management submitted a proposal to be voted on by stockholders at the 2019 and 2020 Annual Meetings to eliminate supermajority voting provisions from the Company’s Amended and Restated Certificate of Incorporation in favor of a majority voting standard. It did not receive the required stockholder approval. Again, at our 2022 Annual Meeting, management is proposing that the stockholders vote to eliminate the supermajority voting provisions from the Company’s Amended and Restated Certificate of Incorporation.

Independent, Non-Executive Chair of the Board	Our Board of Directors is led by a Non-Executive Chair.

Single Voting Class	All holders of Rayonier Advanced Materials Common Stock have the same voting rights - one vote per share of stock.

Majority Voting Standard for Director Elections	Our Amended and Restated Bylaws mandate that directors be elected under a majority voting standard in uncontested elections. Each director must receive more votes “For” his or her election than votes “Against” in order to be elected.

Director Resignation	Any incumbent nominee for director who does not receive the affirmative vote of a majority of the votes cast in any uncontested election shall tender his or her resignation. The Nominating and Corporate Governance Committee (Nominating Committee) will consider the resignation and make a recommendation to the full Board. The full Board will then make a determination to accept or reject the offer and publicly disclose its decision and rationale.

2

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

BOARD COMPOSITION AND ACCOUNTABILITY
Independence	Our Corporate Governance Principles (CGPs) require that not less than 75% of our directors be independent. At all times during 2021, 89% (eight of nine) of our directors were independent, and at all times during 2022 through the Annual Meeting, 80% (eight of ten) of our directors were independent. Additionally, each of our Audit, Compensation and Management Development, Nominating and Corporate Governance and Sustainability committees have consisted entirely of independent directors. See Director Independence section.
Diversity	The composition of the Board represents a diverse and broad mix of skills, experience, attributes, knowledge and perspectives relevant to our business. Three of our ten directors are women and one of the remaining seven is racially/ethnically diverse. A summary of relevant director experience and qualifications can be found in the Director Qualifications section.
BOARD COMPOSITION AND ACCOUNTABILITY

Continuous Board Refreshment	The average tenure of our directors is 5.6 years. Since 2018, the Board has appointed five new directors, representing refreshment of 50% of the current ten-member Board in that time. Vito J. Consiglio is the Board’s most recent addition, having been appointed in January 2022.

Annual Management Succession Planning Review	The Board conducts an annual review of management development and succession planning for the CEO and Company senior leadership. See Succession Planning section.

Director Tenure	Our CGPs provide that a director is required to submit an offer of resignation for consideration by the Board upon any significant change in the director’s principal employment or personal circumstance that could adversely impact his or her reputation or the reputation of the Company. See Director Qualifications section.

Director Overboarding Limits

Our CGPs contain provisions to ensure that each of our directors is able to dedicate the meaningful amount of time and attention necessary to be a highly effective member of the Board. A director who is not serving as CEO of a public company may serve on no more than three public company boards (in addition to our Board) and a director serving as the CEO of a public company (including our CEO) may serve on no more than one other public company board (in addition to our Board). No director serving on the Company’s Audit Committee may also serve on the Audit Committee of more than two other public companies.

Mandatory Stock Ownership	Each of our directors is required to own Company stock totaling not less than the number of shares constituting the cash portion of his or her annual retainer for the previous five years. See Director Mandatory Stock Ownership and Retention Requirements section.

Limit on Equity Awards	Our Incentive Stock Plan limits annual director equity awards. See Limit on Annual Equity Awards section.

2022 RYAM PROXY STATEMENT	3

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

CORPORATE GOVERNANCE PRINCIPLES

Our Board has adopted Corporate Governance Principles (CGPs) which govern the function, composition and operation of the Board. The CGPs establish, among other things, criteria for determining director independence and filling Board vacancies. Our CGPs are found on the Company’s website at www.rayonieram.com at the “Investors” tab under “Corporate Governance”. The Board, through its Nominating Committee, regularly reviews developments in corporate governance and best practices and modifies the CGPs, committee charters and key practices as necessary or desirable.

DIRECTOR INDEPENDENCE

The Company’s Common Stock is listed on the New York Stock Exchange (NYSE). In accordance with NYSE listing standards, the Board makes affirmative determinations annually as to the independence of each director and nominee for election as a director. To assist in making such determinations, the Board has adopted a set of Director Independence Standards which conform to or, in some cases, are more exacting than, the independence requirements set forth in the NYSE listing standards. Our Director Independence Standards are appended to the Company’s CGPs and are available at www.rayonieram.com at the “Investors” tab under “Corporate Governance”. Based on our Director Independence Standards, the Board has affirmatively determined in its business judgment that all persons who have served as directors of our Company at any time since January 1, 2021, other than Mr. Boynton and Mr. Consiglio, are independent (i.e., eight of nine directors in 2021, eight of ten directors in 2022).

NON-EXECUTIVE CHAIR OF THE BOARD

On May 19, 2020, the Board separated the roles of CEO and Chair and elected an independent director, De Lyle Bloomquist, to serve as the Board’s Non-Executive Chair. Our Board believes that the separation of these roles is appropriate and in the best interests of our Company and its stockholders at this time. This separation recognizes the time and effort our CEO is required to devote to the strategy and day-to-day management of our business and allows our Chair to focus on governance and oversight practices that benefit the long-term interests of our stockholders.

The duties of our Non-Executive Chair of the Board include:

Leading the Board’s oversight of the management of the Company

Approving materials and agendas for Board meetings in consultation with other directors and management

Presiding during stockholder meetings, Board meetings and executive sessions of the independent directors

Facilitating communication among directors and the regular flow of information between management and directors

Serving as principal liaison between independent directors and the CEO

Leading independent directors in periodic reviews of the performance of the CEO

If requested by major stockholders, ensuring he or she is available for consultation and direct communication

Recommending independent outside advisors who report directly to the Board on material issues

Assisting the Board and the Company’s officers in adhering to the CGPs

In collaboration with the Nominating Committee, leading the Board’s annual self-assessment, Committee assignment process and recruitment efforts

4

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

INDEPENDENT NON-MANAGEMENT DIRECTOR MEETINGS

Our independent non-management directors met separately (without the CEO or any members of management) during five regularly scheduled meetings in 2021; these meetings were chaired by our Non-Executive Chair of the Board. Independent directors also have the opportunity to meet without management present at their respective Board committee meetings.

BOARD DIVERSITY

*	Paul G. Boynton is a member of the Board from January 1 until the May 2022 Annual Meeting when board membership will revert to nine members.

Our Nominating Committee evaluates the specific personal and professional attributes of each director candidate versus those of the existing Board members to ensure the Board is well-rounded in the terms of competencies, experience, attributes, personal history, background, perspective, skills and expertise. Our Board views diversity as a priority and seeks representation across a range of attributes including gender, race, ethnicity, age and similar factors that can enhance overall Board perspective and effectiveness. Our current Board composition well reflects the Board’s commitment to these principles. The Board has appointed five new directors since 2018, representing a refreshment rate of 50% over that period and an overall average tenure of less than 6 years. Three of the Board’s 10 directors are women and one of the Board’s male directors is racially/ethnically diverse. The Nominating Committee assesses the Board’s diversity through its annual assessment of Board structure and composition and also through its review of the annual Board and committee performance evaluations.

BOARD EVALUATION AND ASSESSMENT

Annual self-evaluation and assessment of Board performance helps ensure that the Board and its committees’ function effectively and in the best interest of our stockholders. This process also promotes good governance and helps set expectations about the relationship and interaction of the Board and management. The Board’s annual self-evaluation and assessment process, which was overseen by our Non-Executive Chair of the Board in 2021, is currently structured and carried out as follows:

The Nominating Committee reviews the prior year’s process of self-evaluation and assessment for the Board and Board committees, as well as current trends and best practices.

Under the auspices of the Nominating Committee, the Corporate Secretary facilitates the process agreed upon by the Committee. In 2021, this process consisted of preparation of suggested topics of discussion (including key events that occurred during the prior year), which were disseminated to all directors, followed by confidential interviews of each Board member by the Corporate Secretary.

The feedback generated from the interviews is summarized by the Corporate Secretary and shared with the Non-Executive Chair of the Board.

These results are then communicated in executive session to the full Board and each committee, as well as to individual directors, as appropriate, which fosters robust discussion and consensus on actions to be undertaken.

2022 RYAM PROXY STATEMENT	5

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

Changes to policies and practices, as warranted, are implemented as directed by the Board.

The structure of this process is reviewed annually by the Company’s Nominating Committee, which makes changes to the process as it deems appropriate in accordance with good governance practices.

SUCCESSION PLANNING

One of our Board’s primary responsibilities is to ensure that the Company has a high-performing management team in place. Our full Board has responsibility for management succession planning. The Board manages the succession planning process and, on an annual basis, reviews and approves succession plans for the CEO and other senior executives. This detailed process is designed to maximize the pool of qualified internal candidates who can assume top management positions. Increasing the number of diverse candidates within this pool is a key priority for the Company. To assist with this process, the CEO annually provides our Board with an assessment of senior managers and the potential of each manager to succeed to the CEO position. The CEO also provides the Board with an assessment of persons considered potential successors to senior management positions.

OVERSIGHT OF RISK

We have a robust risk assessment and mitigation process, overseen by our Board, which includes extensive interaction among our Board, CEO and members of senior management.

BOARD OF DIRECTORS	ENTERPRISE RISK MANAGEMENT COMMITTEE	AUDIT COMMITTEE	COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

The Board oversees risk management through a management-led assessment process that involves direct Board committee oversight. The Board annually appoints the members of the Enterprise Risk Management (ERM) Committee, which is chaired by the CEO, who also serves as the Company’s Chief Risk Officer. Senior executives of the Company are members of the ERM Committee.

The ERM Committee appoints the members of business unit and staff function-level Risk Assessment and Mitigation teams, which continually identify and assess the risks facing their respective business or function and submit semi-annual reports to the ERM Committee. These reports form the basis of the ERM Committee’s annual risk assessment. This assessment is used to develop a list of enterprise-level material risks which are reported to the Audit Committee for review and evaluation of mitigation strategies.

		The Audit Committee then assigns ongoing Board-level oversight responsibility for each material risk identified by the ERM Committee to either the full Board or the appropriate Board committee[1]. Presentations and other communications regarding each risk are made to the Board and/or applicable Board committee periodically during the year.	The ERM Committee’s annual risk assessment of the Company’s overall compensation policies and practices is presented to the Compensation and Management Development Committee (Compensation Committee).

[1]	See page 23 for a summary of our Board committees’ areas of oversight, including risk oversight.

6

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

ENGAGEMENT BY MANAGEMENT AND OUR BOARD WITH OUR STOCKHOLDERS

>200	INVESTMENT COMMUNITY OUTREACH Calls, meetings and other personal engagements

~60%/~30%	STOCKHOLDER ENGAGEMENT Percentage of Common Stock reached out to/spoken with, through calls, meetings and other personal engagements

>84%	ANNUAL MEETING ENGAGEMENT Percentage of Common Stock represented by vote at the 2021 Annual Meeting

Stockholder Engagement Overview

Our Board and management value and rely upon our stockholders’ perspectives. To help ensure we understand and focus on the priorities that matter most to our stockholders, our directors and senior management proactively conduct thorough and extensive investor outreach throughout the year. In addition to discussing business results and initiatives, strategy and capital structure, we engage with investors on various other matters integral to our business and the Company, such as governance practices, executive compensation and sustainability.

Specific Ways We Engaged with Stockholders in 2021

In 2021, we contacted stockholders representing approximately 60% of our issued and outstanding shares and we were able to meet and engage directly, in person or telephonically, with approximately 30% of our stockholders. We hosted quarterly earnings calls with all investors, including the analysts covering our Company who we invited to ask questions. We also engaged with the leading proxy advisors who serve our investors and presented at two industry conferences. Our Board and management carefully considered and evaluated feedback received during these meetings.

Additionally, our independent directors continued to be closely and directly involved in our investor engagement efforts. Specifically, in 2021, our independent directors held outreach discussions with stockholders representing approximately 19% of our outstanding shares.

A key focus of our outreach was to continue our dialogue with investors regarding the Company’s strategy, Environmental, Social and Governance disclosures, and Compensation alignment with stockholders. This is discussed in more detail below and in the CD&A section.

Stockholders and other interested parties who would like to communicate with one or more members of the Board, a Board committee, the Non-Executive Chair of the Board or the independent non-management directors as a group may do so by writing to any such party at Rayonier Advanced Materials Inc., c/o Corporate Secretary, 1301 Riverplace Boulevard, Suite 2300, Jacksonville, Florida 32207. All communications received will be forwarded to the intended recipient(s).

2022 RYAM PROXY STATEMENT	7

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

STANDARD OF ETHICS AND CODE OF CORPORATE CONDUCT

The Company’s Standard of Ethics and Code of Corporate Conduct (Code of Conduct) is available on the Company’s website at www.rayonieram.com at the “Investors” tab under “Corporate Governance”. Any waivers or amendments to the Code of Conduct will also be available on the Company’s website.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

RYAM’s commitment to ESG is closely aligned with our vision to further enhance and leverage our sustainable business model and deliver on the promise of our BioFuture – transforming renewable materials into remarkable products to help meet the ever-growing global demand for high performing materials with an attractive sustainability profile.

To demonstrate this commitment and ensure appropriately focused oversight of ESG matters most critical to our business and stakeholders, our Board created a Sustainability Committee in 2021. This Committee is chaired by our Non-Executive Chair. Its other members include the respective chairs of our Nominating Committee and Compensation Committee, given that multiple ESG-related topics have relevance to their committees.

The Sustainability Committee’s primary areas of oversight include Environmental Stewardship, Diversity and Inclusion, and Health and Safety. Working closely with our executive leadership, our Head of Sustainability, and members of our management-led

Sustainability Council, the Sustainability Committee helps ensure the Company is driving, tracking and measuring progress in these key focus areas. Oversight of other ESG focus areas are within the scope of the charters of our other Board committees (e.g., Nominating Committee oversight of Corporate Governance initiatives).

Significant progress has been made over the past year on various initiatives overseen by the Sustainability Committee. This progress is further detailed in our 2021 Environmental, Social and Governance Report. Among other topics, the report sets forth climate-related disclosures aligned to the reporting frameworks established by the Sustainable Accounting Standards Board (SASB) and the Task Force for Climate-Related Financial Disclosures (TCFD). The report also provides further detail regarding the Company’s recently announced goal to reduce by 40 percent our overall Scope 1 and Scope 2 (aggregated) Greenhouse Gas Emissions, on both an absolute and intensity basis, by 2030, using 2020 as our baseline year.

We invite you to read our 2021 Environmental, Social and Governance Report which can be found on our Company website at the following address: https://rayonieram.com/sustainability-overview/2021-esg-report/

The information on our website and in our 2021 Environmental, Social and Governance Report is not part of, and is not incorporated by reference into, this Proxy Statement.

8

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Board considers the significant time commitment and the skills and experience level necessary for directors to fulfill their duties.

The Nominating Committee’s annual compensation review includes a periodic analysis of data, comparing the Company’s director compensation levels against a peer group of publicly held companies. F. W. Cook, the Board’s independent compensation consultant, provides the Nominating Committee with advice and recommendations on the composition of the peer group (the same peer group used by our Compensation Committee for executive compensation benchmarking purposes, as discussed in the CD&A) and broad market survey data used for benchmarking our director compensation program. The Nominating Committee uses the information provided by F. W. Cook, as well as other data, to reach its recommendation regarding compensation to be paid to our directors. The Nominating Committee’s recommendation is then provided to the full Board for review and final approval.

Our directors are subject to minimum stock ownership and stock retention requirements, as discussed in the Director Mandatory Stock Ownership and Retention Requirements section below.

2021/2022 Cash Compensation

Non-management director compensation is set by the Board after considering the recommendation of the Nominating Committee. For the twelve-month 2021-2022 director compensation period, which ends with the 2022 Annual Meeting, each non-management director receives the following cash compensation (which is prorated for partial year service):

Annual cash retainer of $85,000, payable in equal quarterly installments

Additional annual cash retainers of $20,000 for the Audit Committee Chair, and $15,000 for each of the Compensation, Finance, Nominating and Sustainability Committee Chairs, payable in equal quarterly installments. No such additional retainer is payable to the Sustainability Committee Chair when such position is held by the then-current Non-Executive Chair of the Board; and

Additional annual cash retainer for the Non-Executive Chair of the Board of $85,000, payable in equal quarterly installments

Annual Equity Awards

For the 2021-2022 period, on or about May 18, 2021, each non-management director received a restricted stock unit (RSU) award equivalent to $115,000 based on grant date fair value (which is prorated for partial year service), to vest on May 18, 2022 if the director has not voluntarily left the Board prior to such date (other than due to the director’s death or disability or in the event of other extraordinary circumstances as determined by the Nominating Committee).

Dividends (if any) on the RSU award accrue in a separate account and are paid upon vesting, together with interest thereon at a rate equal to the Prime Rate as reported in The Wall Street Journal, adjusted and compounded annually as of each December 31 (the Prime Rate).

Limit on Annual Equity Awards

Our Equity Incentive Stock Plan caps annual equity awards to each director at not more than $300,000 per year. As described above, each director’s annual equity award in the 2021-2022 period was valued at $115,000.

Cash Fees Deferral Plan

Directors may defer up to 100% of their cash compensation. Any deferred amounts are paid to the director in a single lump sum on the later of the date the director turns 74, the conclusion of the director’s term, or upon termination as a director, if prior to age 74. Any deferred amounts earn interest at a rate equal to the Prime Rate.

2022 RYAM PROXY STATEMENT	9

COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

Director Mandatory Stock Ownership and Retention Requirements

Each of our directors having served on the Board for five years or more, is required to own Company stock valued at not less than the cash portion of his or her annual retainer for the previous five years. Prior to reaching their ownership requirement, a director is required to hold all Company shares received under his or her annual equity retainer. As of March 17, 2022, each of our directors is in compliance with our stock ownership and retention guidelines.

2021 Director Compensation Table

The following table provides compensation information for the one-year period ended December 31, 2021, for all individuals serving on our Board at any time from January 1, 2021, until December 31, 2021.

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(1)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Charles E. Adair	105,000	115,000	-	220,000
De Lyle W. Bloomquist	170,000	115,000	-	285,000
Paul G. Boynton(2)	-	-	-	-
Julie A. Dill	100,000	115,000	-	215,000
James F. Kirsch	100,000	115,000	-	215,000
David C. Mariano	85,000	115,000	-	200,000
Thomas I. Morgan	85,000	115,000	-	200,000
Lisa M. Palumbo	100,000	115,000	-	215,000
Ivona Smith	85,000	115,000	-	200,000

(1)

Represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 718. A discussion of the assumptions used in calculating these values may be found in Note 16 Incentive Stock Plans included in the notes to consolidated financial statements in our 2021 Annual Report on Form 10-K. On May 18, 2021, each non-management director was granted an RSU award equivalent to $115,000 which, based on grant date value ($7.54), corresponded to 15,252 RSUs, for a total award of $115,000.08 after rounding (because the Company does not issue fractional shares for director equity awards). As of December 31, 2021, each of our non-employee directors held 15,252 outstanding RSU awards.

(2)	Mr. Boynton, as an executive officer of the Company, was not compensated for service as a director. See the Summary Compensation Table for compensation information relating to Mr. Boynton during 2021.

ANTI-HEDGING/ANTI-PLEDGING POLICY

We have adopted a stringent anti-hedging and anti-pledging policy that applies to all (1) employees of the Company who are officers, (2) directors and (3) immediate family members of employees who are officers and directors and other members of their households, as well as entities controlled by any of them. Under our policy, the Company may also designate, from time to time, in our discretion, other key employees to be subject to our anti-hedging policy.

The policy precludes all hedging or other offsetting of any potential decrease in the market value of the Company’s equity securities as well as pledging of Company securities. Although not limited to these specific types of transactions, under the Company’s policy the following are specifically prohibited:

Short sales

Trading in options

Hedging transactions of all types, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds

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COMMITMENT TO BEST PRACTICES IN CORPORATE GOVERNANCE

Pledges of Company securities, such as collateral for margin loans or margin accounts

Standing or limit orders, unless under a Rule 10b5-1 plan that meets all requirements of the Company’s applicable policy and is approved by the Company’s Corporate Secretary

RELATED PERSON TRANSACTIONS

Our Board has adopted a written policy designed to minimize potential conflicts of interest in connection with Company transactions with related persons. Our policy defines a “Related Person” to include any director, executive officer or person owning more than five percent of the Company’s stock, any of their immediate family members and any entity with which any of the foregoing persons are employed or affiliated. A “Related Person Transaction” is defined as a transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000 and a Related Person has or will have a direct or indirect material interest.

To implement the policy, each year a Related Person list is compiled based on information obtained from our annual Director and Officer Questionnaires and, after review and consolidation by our Corporate Secretary, is provided to business unit, accounts payable, accounts receivable, financial, legal and communications managers and other persons responsible for purchasing or selling goods or services for the Company. Prior to entering into any transaction with a Related Person, the manager responsible for the potential transaction, or the Related Person, must provide notice to the Corporate Secretary setting out the facts and circumstances of the proposed transaction. If the Corporate Secretary determines the transaction would constitute a Related Person Transaction, it is then submitted for consideration by the Audit Committee, which will approve only those transactions determined to be in, or not inconsistent with, the best interests of the Company and its stockholders. In reviewing Related Person Transactions, the Audit Committee considers:

The Related Person’s relationship to the Company and interest in any transaction with the Company

The material terms of a transaction with the Company, including the type and amount

The benefits to the Company of any proposed or actual transaction

The availability of other sources of comparable products and services that are part of a transaction with the Company; and

If applicable, the impact on a director’s independence

In the event we become aware of a completed or ongoing Related Person Transaction that has not been previously approved, it is promptly submitted to the Audit Committee for evaluation and, if deemed appropriate, ratification.

In addition, each year the persons and entities identified as Related Persons are matched against the Company’s accounts payable and accounts receivable records to determine whether any Related Person participated in a transaction with the Company, regardless of the amount involved. A report of all such transactions is prepared by the Corporate Secretary and reviewed with the Audit Committee to determine if any would constitute a Related Person Transaction under our policy or would require Proxy Statement disclosure under applicable SEC rules and regulations. After conclusion of this process, the Audit Committee did not identify any Related Person Transactions occurring in 2021 that would require Proxy Statement disclosure.

2022 RYAM PROXY STATEMENT	11

PROPOSAL 1-ELECTION OF DIRECTORS

Proposal 1- Election of Directors

Our Board is responsible for establishing overall corporate policy and for overseeing management and the ultimate performance of the Company. Our Board reviews strategy and significant developments affecting the Company and acts on matters requiring Board approval. Our Board held 13 meetings during 2021 and each director attended at least 75% of the combined total of all (i) Board meetings and (ii) meetings of committees of the Board of which the director was a member during his or her tenure as a Board member.

Our Board currently consists of ten directors divided into three classes (I, II and III) serving staggered three-year terms. Directors for each class will be voted on at the annual meeting of stockholders held in the year in which the term for that class expires and after election, will serve for a term of three years. The terms of the Class I directors will expire at the 2024 Annual Meeting of Stockholders, the terms of the Class II directors will expire at the 2022 Annual Meeting of Stockholders (and such directors are nominees for election at such Annual Meeting) and the terms of the Class III directors are set to expire at the 2023 Annual Meeting of Stockholders.

Accordingly, stockholders are being asked to vote on the election of the three Class II directors, each to serve until their successors are duly elected and qualified at the 2025 Annual Meeting of Stockholders. Each of the nominees has consented to stand for election. Our Board has no reason to believe any nominee will be unable to serve as a director. If, however, a nominee should be unable to serve at the time of the 2022 Annual Meeting of Stockholders, Common Stock properly represented by valid proxies will be voted for a substitute nominee nominated by the Board. Alternatively, our Board may either allow the vacancy to remain unfilled until an appropriate candidate is located or may reduce the authorized number of directors on our Board to eliminate the unfilled seat.

If any incumbent nominee for director should fail to receive the required affirmative vote of a majority of the votes cast with regard to his or her election, then under Delaware law (the Company’s state of incorporation) the director would remain in office as a holdover director until a successor is elected or the director resigns, retires or is otherwise removed. In such a situation, our CGPs require the director to tender his or her resignation to our Board. The Nominating Committee would then consider such resignation and make a recommendation to our Board as to whether to accept or decline the resignation. Our Board would then make a determination and publicly disclose its decision and rationale within 90 days after receipt of the tendered resignation.

DIRECTOR QUALIFICATIONS

In identifying and evaluating potential nominees, our Nominating Committee seeks individuals who have the experience, skills, knowledge, expertise and personal and professional integrity to be effective, in conjunction with our other Board members, in collectively serving the long-term interests of our stockholders. Criteria for Board membership is periodically evaluated by the Nominating Committee taking into account the Company’s strategy, objectives, markets, operations, regulatory environment and other relevant factors, as well as change, if any, in applicable laws and NYSE listing standards.

We believe the members of our Board have the optimal mix of relevant and diverse experience, qualifications, attributes and skills given the Company’s business, together with demonstrated integrity, judgement, leadership and collegiality, to effectively advise and oversee management in executing our strategy.

Each of the directors listed below, including the three nominees for election, has experience as a senior executive and is serving or has served as a director of one or more private or public companies and on a variety of board committees. As such, each has experience in many of the following areas, which are critical to the conduct of the Company’s business: strategy development and implementation; global operations; risk assessment and management; accounting and financial reporting; internal controls; capital markets and corporate finance; the evaluation, compensation, motivation and retention of senior executive talent; public policy as it impacts global industrial companies; compliance program oversight; and corporate governance. Many of the directors also bring

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PROPOSAL 1-ELECTION OF DIRECTORS

insights into specific end-markets and geographic regions that are important to the Company. Our directors collectively provide a range of perspectives, experiences and competencies well-suited to providing advice and counsel to management and to overseeing the Company’s business and operations. See Director Skills and Experience Matrix.

A biography of each member of the Company’s Board, including the three nominees for election, is set forth below, along with a statement of each director’s qualifications to serve on the Board.

The Board of Directors recommends that you vote “FOR” each of its three nominees named below for election to the Board of Directors for a term to expire at the 2025 Annual Meeting of Stockholders.

BIOGRAPHICAL AND QUALIFICATIONS INFORMATION OF THE THREE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Class II, Terms to Expire in 2025, if Re-elected

THOMAS I. MORGAN	AGE: 68	DIRECTOR SINCE: 2014

Mr. Morgan is a Senior Advisor to AEA Investors LP (a New York private equity firm). He was formerly a partner and Lead Director of the Advisory Board of BPV Capital Management LLC (an investment manager of mutual funds) from April 2013 to May 2016. Mr. Morgan also served as the Chairman of Baker & Taylor, Inc. (a leading distributor of books, videos and music products to libraries, institutions and retailers) from July 2008 to January 2014 and served as the CEO from 2008 to 2012. Mr. Morgan also served as the CEO of Hughes Supply Inc. (a diversified wholesale distributor of construction, repair and maintenance-related products) from 2003 to 2006, as President from 2001 to 2006 and as Chief Operating Officer from 2001 to 2003. Previously, he served as CEO of Enfotrust Networks, LLC, Value America, Inc. and US Office Products Co. He also served for 22 years at Genuine Parts Company in positions of increasing responsibility from 1975 to 1997. Mr. Morgan serves on the Advisory Board of Pavement Partners. He formerly served as a director of Tech Data Corporation (2007 to 2020), ITT Educational Services, Inc. (January 2013 to September 2016), Rayonier Inc. (January 2012 to June 2014), Baker & Taylor, Inc. and Waste Management, Inc. Mr. Morgan holds a bachelor’s degree in Business Administration from the University of Tennessee.

EXPERIENCE:

Mr. Morgan brings both public and private company leadership and public company CEO experience and a deep understanding of distribution and global supply chain management. As a result, we believe he is particularly well-suited to contribute to Board oversight of overall management and governance issues and our global high-purity cellulose business.

2022 RYAM PROXY STATEMENT	13

PROPOSAL 1-ELECTION OF DIRECTORS

LISA M. PALUMBO	AGE: 64	DIRECTOR SINCE: 2014

Ms. Palumbo served as the Senior Vice President, General Counsel and Secretary of Parsons Brinckerhoff Group Inc. (a global consulting firm providing planning, design, construction and program management services for critical infrastructure projects) from 2008 until her retirement in January 2015. Prior to that, Ms. Palumbo served as Senior Vice President, General Counsel and Secretary of EDO Corporation (a defense technology company) from 2002 to 2008. In 2001, Ms. Palumbo served as Senior Vice President, General Counsel and Secretary of Moore Corporation; from 1997 to 2001 she served as Vice President, General Counsel and Secretary of Rayonier Inc. and from 1987 to 1997 she served in positions of increasing responsibility, including Assistant General Counsel and Assistant Secretary for Avnet, Inc. (a global distributor of technology products). Ms. Palumbo holds bachelor’s and juris doctorate degrees from Rutgers University.

EXPERIENCE:

With over 28 years of legal experience with international, public and private companies, Ms. Palumbo brings substantial expertise in the areas of law, corporate governance, mergers and acquisitions, enterprise risk management, health and safety and compliance. We believe this experience and expertise, together with her prior experience as the General Counsel of Rayonier Inc., uniquely qualify her to contribute to our Board regarding the Company’s business and to assist with our Board’s oversight of the Company’s risk management, legal and compliance responsibilities.

IVONA SMITH	AGE: 52	DIRECTOR SINCE: 2020

Ms. Smith is an advisor with Drivetrain LLC, an independent fiduciary services firm, a position she has held since 2016. Prior to joining Drivetrain LLC, she was Managing Director at Fair Oaks Capital LP, an investment advisory firm, from 2014 to 2016, Co-Founder of Restoration Capital Management LLC, an investment advisory firm from 2001-2012 and Co-Portfolio Manager at Tribeca Investments, LLC, the broker/dealer division of Citigroup/Traveler’s from 1999 to 2000. Ms. Smith was also an auditor, analyst and financial consultant at various accounting and investment banking firms, including Kidder Peabody and Ernst & Young. Ms. Smith formerly served on the Boards of ITN Networks LLC (2017 to 2018) and The Weinstein Company (2018 to 2021 during its wind-down). Ms. Smith holds a bachelor’s degree in finance from Fordham University and an MBA from NYU Stern School of Business.

EXPERIENCE:

Ms. Smith brings significant financial, capital markets, restructuring and accounting experience, working extensively with senior management teams and as a fiduciary to the investment community, including serving as an outside independent director for companies. Additionally, she has over 25 years of experience investing in or advising companies undergoing operational or financial challenges. Ms. Smith is particularly well-suited to contribute to the Board’s oversight of the Company’s capital structure, financial performance, auditing and its external auditors and controls over financial reporting.

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PROPOSAL 1-ELECTION OF DIRECTORS

BIOGRAPHICAL AND QUALIFICATIONS INFORMATION OF OTHER DIRECTORS

Class I, Terms to Expire in 2024

CHARLES E. ADAIR	AGE: 74	DIRECTOR SINCE: 2015

Mr. Adair is the President of Kowaliga Capital, Inc., an investment company, since 1993. Mr. Adair previously worked for Durr-Fillauer Medical, Inc. where he served in various capacities including President and Chief Operating Officer from 1973 to 1992. Mr. Adair has served on the Board of Directors of Globe Life Inc. since 2003. Mr. Adair also served on the Board of Directors of Tech Data Corporation (TECD) from 1995 through June 2020 when TECD was acquired by Apollo Global Management, Inc. and PSS World Medical, Inc. (PSS), from 2002 through February 2013 when PSS was acquired by McKesson Corp. Mr. Adair is a Certified Public Accountant (inactive) and holds a B.S. degree in Accounting from the University of Alabama and is a graduate of the Advanced Management Program from Harvard University.

EXPERIENCE:

Mr. Adair brings significant experience in public company governance as a director, financial management and accounting, as well as extensive distribution and global supply chain expertise. As a result, we believe he is particularly well-suited to contribute to Board oversight of the Company’s governance and overall financial performance, auditing and its external auditors and controls over financial reporting.

2022 RYAM PROXY STATEMENT	15

PROPOSAL 1-ELECTION OF DIRECTORS

JULIE A. DILL	AGE: 62	DIRECTOR SINCE: 2018

Ms. Dill most recently served as the Chief Communications Officer for Spectra Energy Corp. (Spectra) (which operated in three key areas of the natural gas industry: transmission and storage, distribution, and gathering and processing) from 2013 until Spectra’s merger with Enbridge, Inc. in February 2017. She previously served as the Group Vice President of Strategy for Spectra and the President and CEO of Spectra Energy Partners, LP (NYSE: SEP) from 2012 until 2013 and prior to that served as President of Union Gas Limited from 2007 until 2011. Previously, Ms. Dill served in various financial and operational roles with Duke Energy, Duke Energy International and Shell Oil Company. She serves on the Board of Directors of Sterling Construction Company Inc. and Southern Star and is on the advisory board of Centuri Group. Ms. Dill is a member of the Advisory Council for the College of Business and Economics at New Mexico State University and sits on the Community Relations Committee of the Health System Board of Memorial Hermann Hospital. Previously, she sat on the Board of Directors of QEP Resources, Inc., from 2013 to March 2021, InterPipeline Ltd., from 2018 to August 2021, and Spectra Energy Partners, LP from 2012 to February 2017. Ms. Dill holds a B.B.A. from New Mexico State University, is a graduate of the Advanced Management Program from Harvard University and has received her NACD Directorship Certification.

EXPERIENCE:

As a result of Ms. Dill’s experience as the President and CEO of a publicly-traded energy company, her strong financial background, investor relations and communications experience and her more than 35 years of experience in the energy industry, including in Canada, we believe she provides valuable insight and knowledge to our Board’s oversight of the Company’s internal operations, investor relations and communications strategies.

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PROPOSAL 1-ELECTION OF DIRECTORS

JAMES F. KIRSCH	AGE: 64	DIRECTOR SINCE: 2014

Mr. Kirsch served as the Chairman, President and CEO of Ferro Corporation (a leading producer of specialty materials and chemicals) from 2006 to 2012. He joined Ferro in October 2004 as its President and Chief Operating Officer, was appointed CEO and Director in November 2005 and was elected Chairman in December 2006. Prior to that, from 2002 through 2004, he served as President of Quantum Composites, Inc. (a manufacturer of thermoset molding compounds, parts and sub-assemblies for the automotive, aerospace, electrical and HVAC industries). From 1999 through 2002, he served as President and a director of Ballard Generation Systems, Inc. and Vice President for Ballard Power Systems Inc. in Burnaby, British Columbia, Canada. Mr. Kirsch began his career with The Dow Chemical Company, where he spent 19 years and held various positions of increasing responsibility, including global business director of Propylene Oxide and Derivatives and Global Vice President of Electrochemicals. Mr. Kirsch formerly served as a director of GCP Applied Technologies Inc. from 2018 to 2020, as a director of Cleveland-Cliffs, Inc., formerly known as Cliffs Natural Resources, Inc. from March 2010 to August 2014 and as the Executive Chairman from January 2014 to August 2014. He is a graduate of The Ohio State University.

EXPERIENCE:

Mr. Kirsch brings a wealth of senior management experience with major organizations with international operations and has substantial experience in the areas of specialty materials and chemicals. As a former chairman, president and CEO of a NYSE-listed company, he brings considerable senior leadership experience to our Board and the committees thereof on which he serves.

2022 RYAM PROXY STATEMENT	17

PROPOSAL 1-ELECTION OF DIRECTORS

Class III, Terms to Expire in 2023

DE LYLE W. BLOOMQUIST	AGE: 63	DIRECTOR SINCE: 2014

Mr. Bloomquist is currently a partner for Windrunner Management Advisors LLC (a management advisory services business). He retired in March 2015 as President, Global Chemical Business of Tata Chemicals Limited (an international inorganic chemical and fertilizer manufacturing company), a position he held since 2009. Previously, he served as President and Chief Executive Officer (CEO) of General Chemical Industrial Products Inc. (which was acquired by Tata Chemicals Limited in 2008) from 2004 to 2009. Prior to that, Mr. Bloomquist served at General Chemical Group Inc. in positions of increasing responsibility from 1991 to 2004, including Division Vice President and General Manager, Industrial Chemicals and Vice President and Chief Operating Officer. Mr. Bloomquist serves on the Board of Directors of GCM Mining Inc. (f/k/a Grand Columbia Gold, Inc.), Ciner Wyoming LLC and Evoq Nano, Inc. He is currently a partner for Ranch Estates LLC (a real estate developer). Mr. Bloomquist also served as a director of Crystal Peak Minerals (f/k/a EPM Mining Ventures Inc. from October 2011 to December 2021, PDS Biotechnology Corporation (f/k/a Edge Therapeutics Inc.) from March 2019 to June 2021, Scientia Vascular LLC from October 2017 to May 2021, Huber Engineered Materials from July 2010 to November 2020, Vivos Therapeautics Inc., from April 2018 to March 2019, Costa Farms, Inc. from July 2016 to July 2017 and a director of PDS Biotechnology Corporation from December 2014 to March 2019. He also serves on the Board of Business Advisors for the Tepper School of Business at Carnegie Mellon University and on the Board of Advisors for Sonoran Capital. Mr. Bloomquist is a graduate of Brigham Young University and holds an MBA from Carnegie Mellon University.

EXPERIENCE:

Mr. Bloomquist has over 25 years of domestic and international experience in the chemicals, minerals and materials industries, including in the areas of finance, sales, logistics, operations, IT, strategy and business development, as well as CEO and other senior leadership experience. We believe Mr. Bloomquist’s depth and breadth of experience and expertise in these industries makes him particularly well-suited to assist the Board with operational and strategic decisions about the Company’s business.

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PROPOSAL 1-ELECTION OF DIRECTORS

PAUL G. BOYNTON	AGE: 57	DIRECTOR SINCE: 2014

Mr. Boynton is Vice-Chair of the Board of Directors of the Company, a position he has held since January 1, 2022. From June 2014 to December 31, 2021, Mr. Boynton was President and CEO of the Company and from June 2014 to May 2020, he was also Chairman of the Company. He previously held a number of positions of increasing responsibility with Rayonier Inc., including Senior Vice President, Performance Fibers from 2002 to 2008, Senior Vice President, Performance Fibers and Wood Products from 2008 to 2009, Executive Vice President, Forest Resources and Real Estate from 2009 to 2010, President and Chief Operating Officer from 2010 to 2011, President and CEO from January 2012 to May 2012 and Chairman, President and CEO from May 2012 to June 2014. Mr. Boynton joined Rayonier Inc. as Director, Specialty Pulp Marketing and Sales in 1999. Prior to joining Rayonier Inc., he held positions with 3M Corporation from 1990 to 1999, including as Global Brand Manager, 3M Home Care Division. Mr. Boynton has served on the Board of Directors of The Brink’s Company since 2010 and is a member of the Board of Governors and Executive Committee of the National Council for Air and Stream Improvement, a member of the Board of Directors of the National Association of Manufacturers and a member of the Board of Directors of the Federal Reserve Bank of Atlanta’s Jacksonville Branch. From 2012 until 2014 Mr. Boynton also served as a director of Rayonier Inc. He holds a bachelor’s degree in Mechanical Engineering from Iowa State University, an MBA from the University of Iowa and graduated from the Harvard University Graduate School of Business Advanced Management Program.

EXPERIENCE:

As a result of Mr. Boynton’s prior service as the Company’s President and CEO and as an officer and director of Rayonier Inc., he has developed valuable business, management and leadership experience, as well as extensive knowledge of the Company and long-standing relationships with its major customers. We believe this experience, together with his marketing and engineering background, make Mr. Boynton uniquely well-suited to help lead the Board’s consideration of strategic and operational decisions and help facilitate a smooth CEO transition .

2022 RYAM PROXY STATEMENT	19

PROPOSAL 1-ELECTION OF DIRECTORS

VITO J. CONSIGLIO	AGE: 58	DIRECTOR SINCE: 2022

Mr. Consiglio is President and CEO of the Company who joined on January 1, 2022. From 2020 to 2021, Mr. Consiglio served as an advisor to multiple private equity firms on deals within the chemicals industry. Prior to that, Mr. Consiglio was with Ashland Global Holdings Inc. (Ashland), a global specialty materials company, where he served as Senior Vice President and Chief Commercial Officer from 2018 to 2020, and prior to that, as Group Vice President, Consumer Specialties of Ashland from 2016 to 2018. Prior to joining Ashland, Mr. Consiglio served as Vice President, Transportation Markets, at Carpenter Technology, a specialty steel manufacturer from 2015 to 2016, and as Global Director of Bar-Specialty Alloy Operations from 2013 to 2015. Prior to his tenure with Carpenter, Mr. Consiglio held positions of increasing responsibility at various specialty materials companies including Doughty Hanson, Danaher, and Rohm and Haas. He earned his bachelor’s degree in Physiology/Chemistry from Michigan State University and his master’s degree in business administration from the University of Chicago Booth School of Business. Mr. Consiglio serves on the board of directors of the Delaware STEM Council.

EXPERIENCE:

Mr. Consiglio brings extensive global industrial and product experience, including most recently in his capacity as an advisor to multiple private equity firms and, prior to that, as Chief Commercial Officer of a valued customer of the Company. With a proven track record of achieving commercial and operational excellence over a 30-year career, Mr. Consiglio brings a unique perspective instrumental to helping lead the Board’s consideration of strategic and operational decisions and manage the Company’s business.

DAVID C. MARIANO	AGE: 59	DIRECTOR SINCE: 2020

Mr. Mariano is currently the Managing Director of DCM Capital, a private investment firm with holdings in the equity and debt of public and private companies, a position he has held since founding DCM in 2011. From 1998 to 2011, Mr. Mariano was Managing Partner of Wellspring Capital Management, a registered investment advisor focusing on turnaround and restructuring opportunities in a range of industries and served as Executive Chairman of the Board of Neucel Specialty Cellulose, a manufacturer and seller of dissolving wood pulp products, including high purity specialty cellulose and viscose pulps, from 2006 to 2011. Mr. Mariano was also a Managing Director at the Blackstone Group and a Senior Manager at Ernst & Young. He holds a bachelor’s degree in economics from Gustavus Adolphus College and an MBA from Duke University.

EXPERIENCE:

Mr. Mariano has 34 years of experience investing in, managing and advising global businesses, with a focus over the past 16 years in the dissolving wood pulp industry, as well as significant experience in capital markets, restructurings and value-creating transactions. He is also a significant stockholder of the Company, currently holding approximately 1.33% of the Company’s Common Stock.

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PROPOSAL 1-ELECTION OF DIRECTORS

DIRECTOR SKILLS, EXPERIENCE AND DIVERSITY MATRIX

The table below shows the skills, experience and diversity that each director brings to the Board.

2022 RYAM PROXY STATEMENT	21

PROPOSAL 1-ELECTION OF DIRECTORS

DIRECTOR NOMINATION PROCESS

Potential director candidates may come to the attention of the Nominating Committee through current directors, management, business leaders, stockholders and others. The Nominating Committee also has, from time to time, utilized independent third-party search firms to identify potential director candidates and may do so in the future. Our Nominating Committee will consider director nominees submitted by stockholders based on the same criteria used in evaluating candidates for Board membership identified from any other source. The directions for stockholders to submit director nominations for the 2023 Annual Meeting of Stockholders are set forth in Appendix A under When Are Stockholder Proposals for the 2023 Annual Meeting of Stockholders Due?

FORMAL DIRECTOR ONBOARDING PROCESS

Upon joining the Board, new directors receive a comprehensive orientation and formal onboarding process to facilitate their transition onto the Board. Our onboarding process familiarizes new directors with the Company’s businesses, strategic plans, governance program, Board policies and the director’s responsibilities on assigned Board committees. New directors hold meetings with the Company’s senior leadership and key management team members to learn about the Company and its opportunities, challenges and risks and participate in site visits to learn about our manufacturing, quality and supply chain operations. Based on feedback received, we believe this onboarding program, coupled with participation in regular Board and Board committee meetings, provides new directors with a strong foundation in our Company’s business and accelerates their ability to fully engage in Board discussions.

DIRECTOR ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

Directors are encouraged to attend each Annual Meeting of Stockholders. At the 2021 Annual Meeting of Stockholders, all directors were in attendance via conference telephone due to COVID-19 protocols in place in the United States at the time.

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PROPOSAL 1-ELECTION OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has five standing committees, each of which operates under a written charter available on the Company’s website at www.rayonieram.com at the “Investors” tab under “Corporate Governance”.

AUDIT	NUMBER OF MEETINGS IN 2021: 9

This committee advises the Board and oversees our accounting and financial reporting policies, processes and systems, as well as our systems for internal control, including:

 overseeing financial reporting, controls and audit performance monitoring and oversight of the independence and performance of our independent registered public accounting firm, with responsibility for such firm’s selection, evaluation, compensation and, if applicable, discharge approving, in advance, all of the audit and non-audit services provided to the Company by the independent registered public accounting firm facilitating open communication among the Board, senior management, internal audit and the independent registered public accounting firm overseeing our enterprise risk management, cybersecurity and legal compliance and ethics programs, including our Standard of Ethics and Code of Corporate Conduct

CURRENT MEMBERS: Charles E. Adair, Chair James F. Kirsch David C. Mariano Lisa M. Palumbo Ivona Smith

COMPENSATION AND MANAGEMENT DEVELOPMENT	NUMBER OF MEETINGS IN 2021: 7

This committee oversees the compensation and benefits of senior-level employees, including:

 evaluating senior management performance, succession planning and development matters establishing executive compensation

 reviewing and approving the Compensation Discussion and Analysis included in the annual Proxy Statement recommending compensation actions regarding our CEO for approval by non-management directors of the Board approving individual compensation actions for all senior executives other than our CEO

CURRENT MEMBERS: Julie A. Dill, Chair Charles E. Adair De Lyle W. Bloomquist Thomas I. Morgan

FINANCE AND STRATEGIC PLANNING	NUMBER OF MEETINGS IN 2021: 13

This committee advises the Board with regard to capital strategy, financial matters and strategic planning, including:

 reviewing the Company’s capital structure and capital allocation priorities, policies and guidelines advising management with respect to development of the Company’s strategic planning process providing review and oversight with respect to significant financings and banking relationships reviewing and recommending the registration, issuance and redemption of Company equity securities and evaluating the Company’s dividend policy overseeing the financial performance of the assets invested in our pension and savings plans and reviewing employee benefits ensuring robust focus on growth through innovation and new products providing oversight with respect to the Company’s tax strategy, hedging policies and financial aspects of insurance program

CURRENT MEMBERS: James F. Kirsch, Chair Vito J. Consiglio David C. Mariano Ivona Smith

2022 RYAM PROXY STATEMENT	23

PROPOSAL 1-ELECTION OF DIRECTORS

NOMINATING AND CORPORATE GOVERNANCE	NUMBER OF MEETINGS IN 2021: 3

This committee advises the Board with regard to Board structure, composition and governance, including:

 establishing criteria for Board nominees and identifying qualified individuals for nomination to become Board members, including engaging advisors to assist in the search process where appropriate and considering potential nominees recommended by stockholders recommending the structure and composition of Board committees overseeing evaluation of Board and committee effectiveness

 recommending director compensation and benefits programs to the Board overseeing our corporate governance structure and practices, including our CGPs reviewing and approving changes to the charters of the other Board committees

CURRENT MEMBERS: Lisa M. Palumbo, Chair Julie A. Dill Thomas I. Morgan

SUSTAINABILITY	NUMBER OF MEETINGS IN 2021: 3

This committee advises the Board with regard to Environmental, Social and Governance (ESG) matters, including:

 overseeing the Company’s environmental sustainability initiatives, performance and targets overseeing the Company’s strategy and performance with respect to social matters including health and safety, and diversity and inclusion providing input to management on and overseeing the Company’s identification, assessment and management of risks associated with the environmental and social matters reviewing the Company’s Sustainability Report and other ESG-related disclosures such as climate-related metrics and targets engaging with and monitoring feedback and expectations of key investors, advisors and other stakeholders with respect to ESG topics

CURRENT MEMBERS: Delyle W. Bloomquist, Chair Lisa M. Palumbo Julie A. Dill

The Nominating Committee and Board annually review the Company’s committee structure and may make changes in accordance with best governance practices, the optimal operation of the Board and the best interests of the Company and its stockholders.

24

PROPOSAL 2 – APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

Proposal 2 – Approval of Amendment to Amended and Restated Certificate of Incorporation to Declassify the Board of Directors

The Company’s Amended and Restated Certificate of Incorporation (the Certificate of Incorporation) provides for a classified board of directors divided into three classes of directors, with each class elected for staggered three-year terms. This structure was put in place by the Company’s former parent company at the time of the spin-off of the Company in 2014, to provide the then-new Company with stability and continuity to deliberately develop and implement the best long-term, strategic course for the Company and create value over the long term.

Our Nominating and Corporate Governance Committee and Board frequently review the Company’s governance structure and practices. In 2018 and 2019, after considering the steps taken by the Company since the spin-off toward implementing the Company’s strategy, dialogue with our stockholders, current best governance practices and the advantages and disadvantages of declassification, our Board determined it to be in the best interests of the Company and its stockholders to amend the Company’s Certificate of Incorporation and our Amended and Restated Bylaws (the Bylaws) to declassify the Board. The Board’s proposals to declassify the Board did not receive the required support in a vote at either the 2019 or 2020 Annual Meeting of Stockholders. As such, the Board is again asking our stockholders to approve a proposal to declassify our Board at the 2022 Annual Meeting of Stockholders.

The proposed amendment to the Certificate of Incorporation would eliminate the classification of the Board over a three-year period beginning at the 2023 Annual Meeting of Stockholders, with directors each elected to a one-year term following the expiration of their existing terms and provide for the annual election of all directors beginning at the 2025 Annual Meeting of Stockholders. This proposal will not affect the existing terms of our directors, and the directors who are nominated for election at the 2022 Annual Meeting of Stockholders, will still be elected for three-year terms, even if the proposed amendment is approved.

The proposed amendment to the Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which the Company would file promptly following the 2022 Annual Meeting of Stockholders, if our stockholders approve the proposed amendment. The proposed amendment would not change the present number of directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships.

Delaware law provides that, unless otherwise addressed in the certificate of incorporation, members of a board of directors that is classified may be removed only for cause. The proposed amendment would provide that once the Company’s Board is fully declassified as of the 2025 Annual Meeting of Stockholders, directors may be removed with or without cause.

The proposed amendment to the Certificate of Incorporation described in this proposal is attached to this Proxy Statement as Appendix B, which the Company would file promptly following the 2022 Annual Meeting of Stockholders if our stockholders approve the proposed amendment. The affirmative vote of the holders of not less than 80% of the outstanding shares of stock entitled to vote generally in the election of directors on the Record Date is required to approve this proposed amendment pursuant to the Certificate of Incorporation. If our stockholders approve the proposed amendment to the Certificate of Incorporation, the Board will make certain conforming changes to the Company’s Bylaws and CGPs.

The Board of Directors recommends that you vote “FOR” the management proposal to amend the Certificate of Incorporation to declassify the Board of Directors and allow for annual elections of directors.

2022 RYAM PROXY STATEMENT	25

PROPOSAL 3 – APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING PROVISIONS

Proposal 3 – Approval of Amendment to Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Provisions

The Company’s Certificate of Incorporation and Bylaws each require the affirmative vote of shares representing not less than 80% of the Company’s outstanding shares of stock entitled to vote generally in the election of directors (a Supermajority Vote), to alter, amend or repeal certain provisions of those documents.

Specifically, Article XIII of the Certificate of Incorporation provides that any alteration, amendment, or repeal of, or the adoption of any provision inconsistent with, the following provisions of the Certificate of Incorporation, must be approved by a Supermajority Vote:

Issuance of preferred stock (Section 3 of Article IV of the Certificate of Incorporation);

Size, tenure, classes of directors, vacancies and director removal relating to the Board of Directors (Article VI);

Stockholder action, including written consents and special meetings (Article VII);

Indemnification of officers and directors (Article X); and

Amendments to the Certificate of Incorporation to change the Supermajority Voting Requirements (Article XIII).

In addition, Section 9.1 of the Bylaws provides that any alteration, amendment, or repeal of, or the adoption of any provision inconsistent with, the following provisions of the Bylaws, also must be approved by a Supermajority Vote:

Special meetings of stockholders and written consents by stockholders (Article II, Sections 2.2 and 2.13, respectively)

Board size and tenure, classes of directors, board vacancies, and director removal (Article III, Sections 3.2, 3.10 and 3.12, respectively)

Indemnification of directors and officers (Article VI); and

Amendments to the Bylaws (Article IX)

We refer to these requirements of the Certificate of Incorporation and Bylaws as the Supermajority Voting Provisions.

The Supermajority Voting Provisions were included in the Certificate of Incorporation and Bylaws by the Company’s former parent company at the time of the spin-off of the Company in 2014, to provide the then-new entity with stability and continuity to deliberately develop and implement the best long-term, strategic course for the Company and create value over the long term.

Our Nominating and Corporate Governance Committee and Board frequently review the Company’s governance structure and practices. In 2018 and 2019, after considering the steps taken by the Company since the spin-off toward implementing the Company’s strategy, dialogue with our stockholders, current best governance practices and the advantages and disadvantages of the Supermajority Voting Provisions, our Board determined it to be in the best interests of the Company and its stockholders to amend the Company’s Certificate of Incorporation and Bylaws to modify those provisions. The Board’s proposal to amend the Company’s Certificate of Incorporation to remove the Supermajority Voting Provisions did not receive the required support in a vote at either the 2019 or

26

PROPOSAL 3 – APPROVAL OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING PROVISIONS

2020 Annual Meeting of Stockholders. As such, the Board is again, asking our stockholders to approve a proposal to amend the Company’s Certificate of Incorporation to remove the Supermajority Voting Provisions at the 2022 Annual Meeting of Stockholders. If the amendment is approved, future proposed amendments to the Certificate of Incorporation provisions summarized above will not be subject to a Supermajority Vote and will instead require the affirmative vote of a majority of the Company’s outstanding shares of stock entitled to vote generally in the election of directors.

The proposed amendment to the Certificate of Incorporation described in this proposal is attached to this Proxy Statement as Appendix C, which the Company would file promptly following the 2022 Annual Meeting of Stockholders if our stockholders approve the amendment. The affirmative vote of the holders of not less than 80% of the outstanding shares of stock entitled to vote generally in the election of directors on the Record Date is required to approve this proposal pursuant to the Certificate of Incorporation. If our stockholders approve the proposed amendment to the Certificate of Incorporation, the Board will make certain conforming changes to the Company’s Bylaws and CGPs.

The Board of Directors recommends that you vote “FOR” the management proposal to amend the Certificate of Incorporation to eliminate Supermajority Voting Provisions.

2022 RYAM PROXY STATEMENT	27

PROPOSAL 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal 4 – Advisory Vote on Executive Compensation

A LETTER FROM OUR COMPENSATION COMMITTEE CHAIR

Dear Fellow Stockholders:

On behalf of the Compensation and Management Development Committee, I am pleased to present an overview of the Company’s compensation programs and a description of how we are continuing to link executive pay with the performance of our Company.

2021 was a transformational year for Rayonier Advanced Materials. On the strategic business front, the Company completed the divestiture of our non-core sawmill and newsprint assets in Canada. The proceeds from this divestiture provided us with the opportunity to significantly deleverage the Company as we reduced our overall debt position. In addition, this transaction provided us with the catalyst needed to focus on the Company’s BioFuture. Being a producer of sustainable products over our long history, the Company is now better able to leverage the value for our products given the worldwide demand for alternatives to plastics. On the governance front, our long-tenured President and Chief Executive Officer, Paul Boynton, announced his intention to retire in 2022. The Board of Directors undertook a thoughtful search process and announced a successor, Vito J. Consiglio, at the end of 2021.

While some things at Rayonier Advanced Materials have changed, our understanding of the importance of meaningful engagement with stockholders is unwavering as we believe that transparency and informed dialogue with them is an important element to assist our Board in guiding the Company. We have made it a practice of engaging with our stockholders to better understand their perspectives on important social, governance, and compensation matters and in response we have made several changes to our executive compensation programs in recent years that strengthen our alignment with our stockholders. We believe the strong support for our 2021 Say on Pay advisory vote validated these engagement efforts and the changes we enacted as a result of listening to our stockholders.

Beginning in October 2021, for the purpose of discussing compensation practices, we reached out to the top 20 stockholders that represent approximately 60% of our outstanding shares. Out of those institutions we only received requests for a discussion from two parties (holding about 20% of our shares). The rest of the responses indicated that our stockholders were comfortable with our programs and did not require an engagement call. I led these stockholder engagement meetings, with support from Management, which focused not only on our executive compensation programs, but also on the Company’s environmental, social and governance initiatives, and most recently the announced transition of our Chief Executive Officer.

Following significant plan design changes in 2020, we focused 2021 plan design changes on further enhancing the linkage between executive pay and Company performance. A summary of key plan design changes (further discussed in the Compensation Discussion and Analysis section) include:

Modified the 2021 Annual Cash Incentive Program

For the 2021 Annual Cash Incentive Program, we made changes in response to stockholder feedback and to further align the program with our business strategy. Specifically, we:

•	Reintroduced strategic metrics with a 20% weighting that focused on progress against key strategic initiatives, including ESG.

•

We split the measurement of EBITDA(1) (weighted at 60%) into two six-month measurement cycles as a result of the significant uncertainty caused by the ongoing pandemic and related supply chain disruptions. We believe

[1]	Reconciliations of GAAP to non-GAAP financial measures are provided in Appendix E

28

PROPOSAL 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

this approach allowed us to maintain our strong emphasis on formulaic financial performance measures, while acknowledging the uncertainty in establishing 12-month goals at the beginning of 2021, and mitigating the potential for Committee discretion at year-end to reconcile performance outcomes that were disconnected from projections made at the beginning of the year due to factors outside management’s control.

Modified the 2021 Equity Incentive Program

For the 2021 Equity Incentive Program grants, we made several changes to our Long-Term Incentive (LTI) program to maintain the strong performance orientation of the plan, while balancing the need to focus on retaining our senior leaders. Specifically, we:

•	Granted 70% of the LTI value as performance-based pay with three-year goals half of which is paid in Performance Share Units (PSU’s) with the other half paid in cash.

•	Reintroduced Restricted Stock Units (RSU’s) with a weighting of 30% to ensure ongoing retention of our key leaders; awards cliff vest after three years to maximize retention linkages.

•

Shifted to measuring our TSR performance on a relative basis rather than measuring on both an absolute and relative basis in the 2020 grant. This change better aligns with market practice and acknowledged the significant gain in stock price between the 2020 and 2021 grants.

•	Introduced a cap on payouts if our absolute TSR is negative during the performance period.

The Compensation Discussion and Analysis (CD&A) set forth in the following pages includes information relevant to your new 2022 vote. It describes our pay-for-performance framework and compensation philosophy and discusses how our executive compensation is aligned with the Company’s performance and with your interests as our stockholders.

This year, we also discuss changes made to our Named Executive Officers (NEO’s), specifically the change of our President and CEO referenced earlier and the addition of Joshua Hicks who joined our Company as the Senior Vice President, High Purity Cellulose.

We greatly value the conversations we have had with our stockholders. We appreciate that this is an ongoing dialogue and look forward to continuing the conversation before, at and after our 2022 Annual Meeting.

Rayonier Advanced Materials is proud to be part of your portfolio and we thank you for your continued support.

JULIE A. DILL

Chair

Compensation and Management Development Committee

2022 RYAM PROXY STATEMENT	29

PROPOSAL 4 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, as amended, this proposal seeks a stockholder advisory vote to approve the compensation of our NEOs pursuant to Item 402 of Regulation S-K through the following resolution:

Resolved, that stockholders approve, on an advisory basis, the Company’s compensation of its Named Executive Officers as discussed and disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis, the compensation tables and any related material contained in the Proxy Statement for this meeting.

Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

We currently hold our advisory vote to approve the compensation of our named executive officers (Say-on-Pay vote) annually. Stockholders have an opportunity to cast an advisory vote on the frequency of the Say-on-Pay vote at least every six years, and the next advisory vote on the frequency of the Say-on-Pay vote will be at our 2027 Annual Meeting of Stockholders.

The Board of Directors recommends that you vote “FOR” this advisory resolution to approve the compensation of our Named Executive Officers (NEOs) as disclosed in this Proxy Statement.

30

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

In this section, we describe our philosophy and the material elements of our executive compensation program and explain how our Compensation and Management Development Committee (the Committee or the Compensation Committee) makes compensation decisions, including the changes we made based on engagement with our stockholders in 2021.

Our named executive officers, or NEOs, for 2021 are listed below.

Paul G. Boynton(1)	Marcus J. Moeltner	William R. Manzer	Joshua C. Hicks	James L. Posze, Jr.
President and Chief Executive Officer	Chief Financial Officer and Senior Vice President, Finance	Executive Vice President, Manufacturing Operations	Senior Vice President, High Purity Cellulose(2)	Chief Administrative Officer and Senior Vice President, Human Resources

EXECUTIVE SUMMARY

Compensation Philosophy and Objectives

The Company’s compensation philosophy is to provide executives with a competitive compensation package that is heavily weighted towards performance-based and at-risk compensation in order to encourage superior business, stock price and financial performance over the short and longer term and to closely align the interests of the Company’s NEOs with those of its stockholders. The Committee oversees the Company’s executive compensation program.

The executive compensation program has four primary objectives:

➣	Align executive compensation with our stockholders’ interests

➣	Attract, engage and retain key executive talent especially in the dynamic business environment

➣	Reward strong business and individual performance

➣	Maintain a balanced mix of pay elements which focuses participants on creating sustainable long-term value for stockholders

Changes to 2021 Incentive Design

As disclosed in last year’s proxy statement, we made several enhancements to our 2021 Annual Cash Incentive Program and Equity Incentive Program to strengthen the alignment between executives and stockholders, including modifying our:

2021 Annual Cash Incentive Program

➣

Reintroduced three strategic metrics (weighted 20% total) based on key safety performance, sale of non-strategic assets, and development of the Company biomaterials strategy; these metrics focus our executives on key ESG initiatives and strategic objectives aligned to our long-term business strategy

2021 Equity Incentive Program

➣	2021 grants to NEOs are 70% performance-based (35% in PSUs and 35% in performance cash) and 30% are time-based RSUs

(1)	Mr. Boynton resigned from his position as President and Chief Executive Officer effective December 31, 2021 and announced his intention to retire from the Company on June 30, 2022.
(2)	Mr. Hicks joined the Company on December 6, 2021.

2022 RYAM PROXY STATEMENT	31

COMPENSATION DISCUSSION AND ANALYSIS

➣

Shifted to measuring our TSR performance on a relative basis (compared to both an absolute and relative basis in the 2020 grant) which aligns with market practice and acknowledged the significant gain in stock price between the 2020 and 2021 grants

➣	Introduced a cap on payouts if our absolute TSR is negative during the performance period

Stockholder Engagement

The Company’s Say-on-Pay proposal received continuously-improved support at the 2021 Annual Meeting with approval from 89% of our stockholders. While pleased with the results and the improvement over the last two years, we undertook a similar outreach program this year by contacting investors holding approximately 60% of our shares. Many of our investors chose not to engage as their feedback was generally positive regarding the changes made to programs over the last several years.

Outreach included the top 20 stockholders who held about 60% of our outstanding stock as of December 31, 2021

The feedback, which affirmed the positive changes made over the last two years, was shared with the full Board of Directors. Below is a list of the key themes heard during these conversations with stockholders and the Committee’s actions in response:

What we heard:	What we did:

• Continue to focus on stockholder alignment in the design of executive pay programs	• Confirmed through investor discussions that the changes made to the programs for 2020 and 2021 were well-received and aligned with their expectations

• Continue to emphasize the Company’s commitment to sustainability and publish carbon neutrality goals with annual incentives tied to this objective

•   Published our 2021 Environmental, Social and Governance Report stating our goal of 40% reduction in carbon emissions by 2030

•   Included in the strategic section of NEO’s annual incentive plan’s metrics specific actions that will be undertaken in 2022 toward accomplishing the carbon reduction objective

32

COMPENSATION DISCUSSION AND ANALYSIS

2021: Divesture of Non-strategic Assets Positioned the Company to Accelerate its BioFuture Strategy

2021 marked a pivotal transition for the Company as we sold the remaining non-strategic assets, repaid a significant amount of debt, and transitioned the Company to focus on its core biorefineries and the natural, biobased products produced in these facilities.

Early in 2021, we announced the sale of our lumber and newsprint assets, thus concluding the Portfolio Optimization initiative started after the acquisition of Tembec in 2017. The sale was completed in August 2021 with a sales price of approximately $232 million. We also retained all cash and proceeds earned prior to the sale, along with $112 million of rights to duties paid for softwood lumber sold into the US prior to closing. The sale allows the Company to focus on its four remaining core biorefineries as well as provides capital needed to accelerate investments in the BioFuture.

The Company operates four separate plants or biorefineries. The primary products produced in these facilities are Cellulose Specialties, which are the natural building blocks for a wide variety of products used in everyday life from natural plastics, food additives and high-performance tires. These biorefineries also can produce bioenergy used to power homes in our local communities, bioethanol used in gasoline across Europe and lignosulphonates used to strengthen concrete in roads and buildings. We also announced several key investments to further expand our offerings, including the start-up of a carboxylated nanocellulose (CNC) facility within our Temiscaming, Canada facility, a partnership studying the benefits of a natural prebiotic in poultry, new sustainability certifications in Fernandina, Florida and a bioethanol plant in Tartas, France. By expanding the diversity of products that we offer, we not only become more efficient by utilizing more of our trees, but we also create financial opportunities to grow the business.

Financially, operating results improved significantly for our continuing operations as well as our discontinued operations prior to the sale. The discontinued operations benefited from a sharp increase in lumber prices during the second quarter. With the strong free cash flow(1) generation, the Company repaid over $150 million of debt and grew its cash balance by $159 million, which provides capital needed to accelerate investments in the business.

In addition to transforming the business and balance sheet, we also added two new key leaders to our senior management team. With the retirement of Paul Boynton as CEO and President, and the open position for the SVP of High Purity Cellulose, the Company hired Vito J. Consiglio as its next CEO and President, and Joshua Hicks to lead the largest segment, High Purity Cellulose. Together they bring over 50 years of industry experience and leadership to the Company.

As we look forward to 2022, the Company is well positioned to grow from its core business. We negotiated double-digit price increases for our key Cellulose Specialty products along with volume increases. We are investing in our assets to drive increased reliability and product diversity and we remain vigilant in managing inflationary cost pressure and logistic challenges.

2021 Compensation Overview

Base compensation for NEOs had been frozen since 2019 unless they were promoted in their position. As the Company entered 2021 with more positive markets, the base salaries for NEOs were adjusted to reflect forecasted business conditions along with a realignment of annual bonus targets to reflect market practice. In addition, two of the NEOs (Messrs. Manzer and Posze) were promoted into positions that reflected their expanded roles and responsibilities. Finally, Mr. Hicks was hired in December 2021 and compensated with a market-competitive base salary and target bonus opportunity. Mr. Hicks was also granted several forms of equity to reflect the loss of equity value that he forfeited in resigning from his previous employer. Included in these inducement equity grants were RSUs and PSUs that were tied strictly to in an increase in stock price above a minimum hurdle.

(1)	Reconciliations of GAAP to non-GAAP financial measures are provided in Appendix E.

2022 RYAM PROXY STATEMENT	33

COMPENSATION DISCUSSION AND ANALYSIS

CEO Realizable Compensation/TSR Analysis

The graphic below illustrates the annual realizable compensation of the CEO, compared to his target total direct compensation (TDC) opportunity over the last three years. This demonstrates alignment between the Company’s TSR performance versus the S&P SmallCap 600 Capped Materials Index and annual realizable compensation over these periods.

Note: Target TDC represents base salary, target annual cash incentive opportunity and the grant date fair value of equity incentive awards. Realizable compensation represents the actual base salary received in each year, the actual annual cash incentive paid for each year and the estimated value of all equity incentive awards granted each year (PSUs granted in 2019, 2020 and 2021 are estimated at 0%, 100% and 100% of target, respectively, based on the Company’s historical performance). Equity incentive grants are valued assuming a December 31, 2021 stock price of $5.71.

34

COMPENSATION DISCUSSION AND ANALYSIS

2021 Compensation Program Overview

The Company’s executive compensation program consists of base salary, annual cash incentive and equity incentive program.

PAY ELEMENT	COMPONENT	METRICS	WHAT THE PAY ELEMENT REWARDS

Base Salary	• Cash	• Fixed amount based on responsibilities, experience and market data	• Scope of core responsibilities, years of experience and potential to affect the Company’s overall performance

Annual Cash Incentive	• Cash	• 60% Adjusted EBITDA • 20% Days Working Capital • 20% Strategic Objectives	• Focus executives on achieving annual financial and strategic objectives that drive stockholder value

Long Term Incentive Program	• PSUs (35% of total)	• 50% based on relative TSR objectives • 50% Adjusted EBITDA margin(1) goal in 2023	• Drive execution of financial goals that generate long-term stockholder value and support executive retention
• Performance Cash (35% of total)
	• RSUs (30% of total)	• Time based RSUs that cliff vest over three years	• Support retention of the executive and growth of stock price

(1)

Adjusted EBITDA margin is defined as Adjusted EBITDA divided by Net Sales. Management believes this measure is useful to evaluate the Company’s performance. Adjusted EBITDA is reconciled to its most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measure in Appendix E..

Program Pay Mix

In keeping with our pay-for-performance philosophy, a substantial portion of the 2021 compensation for our NEOs is variable. The illustration below shows the components of their total direct compensation, which consists of annual base salary, annual cash incentive opportunity and equity incentive values, measured at target.

CEO Compensation	Other NEOs’ Average Compensation

2022 RYAM PROXY STATEMENT	35

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Best Practices

What We Do	What We Don’t Do

✓  Vast majority of pay is at-risk or variable, i.e., performance-based or equity-based or both

✓   Stringent stock ownership guidelines (6x base salary for CEO)

✓   Clawback provisions covering both cash and equity

✓   Independent compensation consultant reporting to the Compensation Committee of the Board

✓  Risk assessment performed annually

✓   Engage with institutional investors regarding our executive compensation program

×  No single trigger change in control (CIC) cash payments or equity acceleration

×  No excise tax reimbursement for payments made in connection with a change in control

×  No option or other equity award repricing

×  No hedging or pledging of Company securities by executives

×  No NEO employment agreements

×  No significant perquisites

×  No overlapping performance metrics

COMPENSATION DISCUSSION AND ANALYSIS IN DETAIL

2021 EXECUTIVE COMPENSATION AWARDS

The Compensation Committee approved the following compensation awards for our NEOs for 2021 based on the performance of each individual and the Company’s results compared to its financial and strategic objectives.

Base Salary

Each of our NEOs has a competitive fixed annual base salary. Every year the Compensation Committee reviews NEO base salaries to determine appropriate adjustments, if any. In making adjustments to base salary levels, the Compensation Committee considers:

•

Budgeted levels for annual salary based on benchmarking of the competitive compensation positioning of our CEO and other executive officers (see discussion below in this CD&A for further information regarding the Committee’s use of benchmarking)

•	The executive’s level of responsibility

•	The executive’s experience and breadth of knowledge

•	The executive’s annual performance review

•	The executive’s role in management continuity and development plans

The base salaries for our NEOs are benchmarked against peers each year and any adjustments are effective on January 1.

	BASE SALARY ($) 2020	BASE SALARY ($) 2021
Paul G. Boynton	1,005,000	1,035,000
Marcus J. Moeltner	425,000	460,000
Joshua C. Hicks	N/A	445,000
William R. Manzer	390,000	425,000
James L. Posze, Jr.	335,000	365,000

36

COMPENSATION DISCUSSION AND ANALYSIS

Annual Cash Incentive

The Annual Cash Incentive Program provides our NEOs the opportunity to earn a performance-based annual cash incentive. For 2021, to address stockholder feedback, the Committee added a non-financial metric that consisted of three metrics: safety key performance indicators (KPIs), divestiture of non-core assets, and development of a BioFuture strategy. The Committee maintained a commodity price collar of 50% in the EBITDA metric. This collar removes 50% of the positive or negative impact of commodity price changes which places management’s focus on operating results. The Committee also used two six-month EBITDA budgets with second half goals established in July because of the ongoing economic uncertainty that existed at the beginning of the year.

Target annual cash incentive opportunities are expressed as a percentage of base salary and established based on the NEO’s level of responsibility and ability to affect overall results. The Compensation Committee also considers market data derived from the annual compensation benchmarking done by our Compensation consultant in setting target award percentages.

In 2021, as shown in the table below, the Company exceeded the financial performance goals established by the Compensation Committee for Adjusted EBITDA in the first half but did not meet threshold expectations in the second half. Therefore, the annual Adjusted EBITDA payout results equaled 60%. The Days Working Capital metric achieved 20.9% so the combined financial metrics payout, based on weighting, totaled 80.9%.

The non-financial metrics comprised of two strategic projects and safety KPIs. The first strategic project was related to the sale of the non-core assets at a target price level that was ultimately exceeded. The second strategic objective was to build the Company’s BioFuture strategy and identify the associated projects and actions that were necessary over the next three to five years to achieve. The safety KPIs are comprised of five leading indicators that measure extraordinary safety leadership and drive safe behaviors and conditions. The metrics include safety leadership discussions, hazardous gas emission reduction, corrective action completion, effectiveness of critical life safety programs, and housekeeping improvement.

The non-financial metrics were scored at 157% achieved, which, based on weighting, calculated into a plan result of 31.4%. The total of the three objectives resulted in a calculated cash incentive payout at 112.3% of target.

METRIC	WEIGHTING	2021 TARGET	2021 CALCULATED RESULTS(1)	2021 PLAN RESULTS(2)
Adjusted EBITDA First Half	30%	$118.6M	$193.9M	200%
Adjusted EBITDA Second Half	30%	$107.6M	$83.8M	0%
Days Working Capital Improvement (3)	20%	55.1 days	55.0 days	105%
Non-Financial Strategic Objectives	20%	-	157%	157%

(1)	There were no adjustments to the 2021 results.

(2)

Adjusted EBITDA threshold is established at 87.5% of target and maximum is established at 120% of target. Working Capital threshold is established at one day unfavorable to target and maximum is established at two days favorable to target. Actual performance and results are interpolated.

(3)

The days working capital target included finished goods inventory, trade and other accounts receivable, grants and VAT receivables, current stores inventory, trade and freight accounts payable, and accrued professional fees.

The cash incentive awards for each NEO are shown in the table below.

	FINANCIAL OBJECTIVES ($)	COMMITTEE ADJUSTMENT ($)	TOTAL BONUS PAID ($)[1]
Paul G. Boynton	1,396,008	0	1,395,000
Marcus J. Moeltner	361,606	0	360,000
Joshua C. Hicks (2)	30,000	0	30,000
William R. Manzer (3)	334,092	(49,092)	285,000
James L. Posze, Jr.	245,937	0	245,000

(1)	Amounts are rounded to nearest $5,000.

(2)	Mr. Hicks participated in the 2021 annual incentive program at a time-based prorated amount.

(3)	Mr. Manzer’s cash incentive was reduced approximately 15% to reflect the poor reliability in the manufacturing operations.

2022 RYAM PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee can only exercise negative discretion with an NEO’s annual cash incentive award.

2022 Annual Cash Incentive Program

For 2022, the program has the following elements:

•	EBITDA is measured on an annual budget (versus two fiscal year half budgets in 2021) and comprises 60% of the overall program

•	Days Working Capital remains 20% of the overall program

•	The remaining 20% of the award will be based on five forward-looking, safety-related measures that are quantifiable and measurable, along with four other strategic initiatives

Equity Incentive Program Awards in 2021

Each NEO is eligible to receive long-term equity awards that are earned and vest based on the Company’s long-term financial performance, consistent with our pay-for-performance philosophy. For 2021, RSUs were reintroduced at a 30% weighting to recognize the need to retain our key senior leaders through a continuing period of volatility. The weighting between performance-based awards and RSUs is 70% and 30%, respectively.

The 2021 Equity Incentive Program measured relative TSR and Adjusted EBITDA Margin improvement. Further, if RYAM’s three-year TSR is negative, payouts for the TSR component would be capped at 100% unless RYAM’s relative TSR is above the 75th percentile of the peer group at which time the cap would become 150%; however, payouts under the Adjusted EBITDA Margin metric would be measured and scored separately.

The following are the objectives for this program:

Relative TSR (50% Weight)

38

COMPENSATION DISCUSSION AND ANALYSIS

Adjusted EBITDA Margin(1) in FY2023 (50% Weight)

	THRESHOLD	TARGET	MAXIMUM
Adjusted EBITDA Margin % Payout Range	30%	100%	200%

•

Performance shares are weighted at 35% of the total award with performance cash using the same metrics to determine the payout weighted at 35% of the total award (i.e., 70% of the Equity Incentive Program grant value is performance-based)

•	RSUs were reintroduced with a weighting of 30% of the total award; these awards will cliff vest three years from the date of grant to encourage retention

The following table shows the target Equity Incentive Program award value granted for 2021 for each NEO.

2021
TARGET GRANT VALUE ($)
Paul G. Boynton	3,100,000
Marcus J. Moeltner	700,000
Joshua C. Hicks(2)	1,000,000
William R. Manzer	600,000
James L. Posze, Jr.	425,000

(2)	Value shown for Mr. Hicks reflects value of one-time inducement awards.

There are two grant dates shown in the Outstanding Equity Award tables for the PSUs as the metric for relative TSR was determined in March 2021 and the metric for the EBITDA Margin Improvement was approved in July 2021.

2022 Equity Incentive Program

For 2022, the weighting between performance-based awards and RSUs has remained the same at 70% and 30%, respectively. However, a third performance-based award has been added that measures absolute share price improvement. The performance-based awards are the following:

•	PSUs weighted at 25% of the overall award value measuring performance against three-year relative TSR and EBITDA Margin improvement

•	Performance based cash weighted at 25% of the overall award value using the same three-year goals as the PSUs

•

Leveraged Performance Share Units (LPUs) weighted at 20% of the overall award value measuring absolute share price achievement, with no shares vesting unless a predetermined stock price hurdle is achieved; this new grant type was introduced to focus our senior leaders on driving share price growth

(1)	Adjusted EBITDA margin goals and results are calculated excluding duties paid and will be disclosed when Program ends in 2024.

2022 RYAM PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS

Payout of Previously Awarded Performance Share Units

At the end of 2021, the three-year performance measurement period for PSUs awarded in 2019 concluded. The payout for these awards was measured based on pre-established levels of ROIC over the three-year period as shown in the following table for 100% of the outcome:

2019 PROGRAM
Threshold	7.9%
Target	9.5% – 10.5%
Maximum	12.1%
Actual Average ROIC(1) Achieved	3.02%
Payout of the 2019-2021 PSUs	0%

(1)	Return on Invested Capital averaged over the three-year period from 2019 to 2021.

Based on the Company’s ROIC of 11.18% in 2021; 1.61% in 2020; and -3.72% in 2019, the 2019 ROIC component of the PSUs at an average of 3.02% was below threshold and therefore not earned.

CEO Transition

In early 2021, Paul G. Boynton contemplated retiring from his position as Chief Executive Officer and began working with the Board of Directors on developing a transition plan. This transition was announced on December 6, 2021, with Mr. Boynton submitting his resignation from his position as President and Chief Executive Officer effective December 31, 2021, upon the appointment of his successor, Vito J. Consiglio effective January 1, 2022. Mr. Boynton has agreed with the Board of Directors to remain as Vice Chair of the Board through the 2022 Annual Meeting on May 16, 2022, an active employee through June 30, 2022, and a consultant through December 31, 2022. During this transition period, Mr. Boynton will assist with the orientation of Mr. Consiglio, engage with customers, aid with the onboarding of Mr. Hicks into his role, continue strategic projects such as sustainability and innovation, and provide other services as requested. A transition agreement with Mr. Boynton was entered into and announced on January 19, 2022, outlining the compensation and other terms associated with this mutually agreed upon transition.

40

COMPENSATION DISCUSSION AND ANALYSIS

DISCIPLINED AND TRANSPARENT EXECUTIVE COMPENSATION PRACTICES

Compensation Responsibilities and Process

The Compensation Committee has responsibility for establishing our compensation principles, monitoring executive performance and approving executive compensation levels and programs, as detailed below.

COMPENSATION COMMITTEE RESPONSIBILITIES	TIMING
Review and approve compensation levels for all our executive officers	Annually
Review and approve all compensation-related programs for executive officers

January – Set base salary and Annual Cash Incentive target compensation values for new fiscal year

February – Determine Annual Cash Incentive Program payouts in respect of prior fiscal year performance. Set performance measures, weightings and targets, for Equity Incentive Program awards for new fiscal year, with grants to be made in March

Establish annual performance objectives for the CEO	Annually – January
Evaluate CEO accomplishments and performance	Regular meetings and prior fiscal year’s performance review conducted in February
Ensure all major considerations relating to compensation, including metrics used to set compensation targets and awards, are appropriately evaluated and that compensation and benefit programs are properly designed, implemented and monitored	Regular meetings throughout the year, with special meetings held as needed to address matters outside the normal compensation cycle
Confer with external compensation advisor and outside counsel for compensation-related advice and benchmarking	Routinely

The Compensation Committee regularly invites members of management to attend its meetings, as the Committee deems necessary or appropriate, to discuss and report on issues within their specific areas of expertise or responsibility. While the CEO recommends other NEOs’ compensation levels to the Compensation Committee for its consideration and approval, the CEO does not participate in the deliberations of the Compensation Committee or the Board regarding his own compensation.

When making compensation recommendations and decisions, the Committee considers the CEO’s assessment of the performance of each NEO other than himself; the performance of the individual and the individual’s respective business unit or function; the scope of the individual’s responsibilities; years of experience with the Company (or in similar positions with other companies); skills and knowledge; market compensation data; market and economic conditions; Company performance; retention considerations; and RYAM’s compensation philosophy (collectively, the compensation factors). The Committee considers these compensation factors both subjectively and objectively and no single factor or combination of factors is determinative. With respect to CEO compensation, the Committee uses its judgement but generally seeks to set compensation in line with the anticipated market median for our compensation comparison group for a given year.

The Compensation Committee retained Frederic W. Cook & Co., Inc. (F. W. Cook), to provide services. The Committee uses broad market survey data and peer group information referred to below in the “Benchmarking to Compensation Peer Groups” section provided by its compensation consultant as market reference points. The Committee also considers information the Company learns through recruiting NEOs and the experience levels and responsibilities of NEOs prior to joining the Company as reference points in setting NEO compensation.

2022 RYAM PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has assessed the independence of F. W. Cook against the specific criteria under applicable SEC and NYSE criteria and rules and has determined, in its business judgment, that F. W. Cook is independent, and no conflict of interest is raised by F. W. Cook’s work for the Compensation Committee.

Benchmarking to Compensation Peer Groups

Skilled executive-level talent is essential to our success, and we compete with global companies in many industries for top people. The Compensation Committee studies market norms across the specialty chemicals industry, as well as the standards within the broader community of general industry U.S. manufacturing companies to assess and understand the competitive environment.

Our compensation comparison peer group, as recommended by F.W. Cook and approved by the Compensation Committee, is used to assess the competitiveness of the compensation of our CEO and other executive officers. For 2021, the following companies were included in the specialty chemicals industry compensation comparison peer group:

Albemarle

Ashland Global Holdings Inc.

H.B. Fuller Company

Innospec Inc.

Koppers Holdings Inc.

Kraton Corporation

Minerals Technologies Inc.

P.H. Glatfelter Corporation

PolyOne (nka Avient)

Quaker Chemical Corporation

Sensient Technologies Corporation

Stepan Company

Tronox Holdings plc

W.R. Grace & Co.

We seek to include companies that compete with us for executive talent and are similar to us in industry, business model, revenue and/or market capitalization. Our Compensation Committee periodically reviews the composition of this peer group and makes changes it determines are appropriate based on changes to our businesses or to the attributes of companies in the group and the availability of their compensation data.

The Committee also considers broad market survey data related to compensation for comparably-sized general industry companies.

Executive Officer Stock Ownership and Retention Requirements

We believe that meaningful stock ownership further focuses the senior management team on the long-term success of our business and aligns the interests of our management team with those of our stockholders. All executives at the Vice President level and higher are subject to rigorous stock ownership guidelines that require executives, within five years after taking such position, to acquire and hold our stock with a value equal to a designated multiple of their base salary as follows:

TITLE	MULTIPLE OF BASE SALARY
President & CEO	6x
Executive Vice President	3x
Chief Financial Officer	3x
Chief Administrative Officer	3x
Senior Vice President	2x
Vice President	1x

42

COMPENSATION DISCUSSION AND ANALYSIS

Prior to satisfying the ownership requirement, executives are subject to retention requirements that prohibit them from selling any of our stock, other than stock withheld or sold to satisfy taxes in connection with the vesting of a stock-based award or stock option exercise. The types of securities that count toward satisfaction of the ownership requirements include Common Stock, restricted stock and RSUs, but exclude PSUs and unvested options. International executives may be excluded from the ownership requirements due to conflicting regulations in their country of residence.

Each year the Compensation Committee reviews each executive’s progress toward meeting the guidelines and has determined that as of January 1, 2022 each of our executive officers is in compliance with all of our stock ownership and retention guidelines.

Clawback Policy

In addition to the clawback provisions in our Equity Incentive Program and the Annual Cash Incentive Plan, which provide that any clawbacks shall be determined at the discretion of the Compensation Committee, each year in connection with their respective awards, our NEOs sign a Supplemental Agreement describing the types of detrimental conduct that will trigger a clawback. Specific detrimental conduct is defined as committing an illegal act, including but not limited to embezzlement or misappropriation of Company funds, and willful failure to comply with the material policies and procedures of the Company as determined by the Compensation Committee.

Risk Assessment

We undertake a thorough risk assessment of our compensation programs annually. The first phase of the assessment is an analysis by the Company’s human resources compensation function, which is reviewed with the Company’s Enterprise Risk Management (ERM) Committee, staffed by members of senior management. The review includes the individual programs and potential and probable risks, along with mitigation efforts established to reduce or eliminate these risks. The results of the ERM assessment are then presented to the Compensation Committee for their review and approval. Based on its assessment of our compensation programs for our employees and executives for 2021, the Compensation Committee determined that our compensation programs and practices do not motivate behavior that is reasonably likely to have a material adverse impact on the Company.

Severance and Change in Control Benefits

Executive Severance Pay Plan-Change in Control

As with all publicly traded companies, it is possible that our Company could face a change in control (CIC) and our business and stockholder value could be negatively affected by the uncertainty created by such a situation. To reduce such potential negative effects, encourage executive retention and foster the continued attention and dedication of senior executives even in the case of threat, rumor or occurrence of a CIC, the Compensation Committee established the Executive Severance Pay Plan, as amended, otherwise known as the Change in Control Severance Plan (CIC Severance Plan). The intent is to align executive and stockholder interests by enabling executives to consider corporate transactions that may be in the best interests of stockholders and other constituents without undue concern over whether a transaction would jeopardize the executives’ employment or significantly disrupt or change the culture or environment of their employment.

The CIC Severance Plan achieves these objectives by providing benefits to our NEOs and other eligible executives designated by the Compensation Committee, in the event of a CIC. Under the plan, if the executive is involuntarily terminated (other than for cause or due to death or disability) or terminates his or her employment for good reason (as defined in the CIC Severance Plan) within 24 months following the CIC (a double trigger), he or she will be entitled to enhanced severance benefits, which depend on the executive’s status and level of responsibility.

2022 RYAM PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

The CIC Severance Plan does not provide any tax gross-up protection for our NEOs. It includes a “best net” provision pursuant to which a participant is entitled to the greater of (i) full CIC severance benefits with the participant responsible for payment of the excise tax, or (ii) a capped benefit, with the CIC severance benefits reduced to an amount just below the threshold for triggering the excise tax.

The Compensation Committee reviews the CIC Severance Plan annually and generally has discretion to terminate or amend the Plan, or include or exclude any executive, including any NEO, at any time prior to a CIC; however, if a CIC is underway, as defined by the Plan, any changes or amendments are not effective for two years.

Equity Compensation Awards and Change in Control

In the event of a CIC, the governing documents provide that outstanding stock options, time-based restricted stock and RSU awards will not automatically vest upon a CIC, but instead will vest upon the award holder’s involuntary termination of employment by the Company (other than for cause or due to death or disability) or termination for good reason occurring within two years following a CIC transaction (a double trigger). Performance shares or PSUs that remain outstanding upon such a qualifying termination will vest at target if the performance period is not more than 50% complete at the time of such termination; if the performance period is more than 50% complete at the time of the qualifying termination, outstanding performance shares or PSUs will vest at the greater of target or actual performance achievement through the time of such termination.

Executive Severance Non-Change in Control Plan

Our Executive Severance Non-Change in Control Plan (Non-CIC Severance Plan) provides enhanced severance benefits to all salaried employees at the level of vice president (or their internal equivalent) and above, including the NEOs, in the event their employment is terminated other than for cause or other non-qualifying terminations defined in the plan. Benefits may range from nine months to 24 months of base salary plus target Annual Cash Incentive, and the level of benefits depends on the executive’s status and level of responsibility. In the event of an executive termination triggered by a CIC, the executive would receive severance benefits only under the CIC Severance Plan.

The potential payments and other benefits under the CIC Severance Plan and the Non-CIC Severance Plan are calculated in the Potential Payments Upon Termination or Change in Control table which also indicates the individual severance multiple for each NEO. Such potential payments do not affect the Compensation Committee’s decisions regarding executive compensation, including base salary, annual cash incentive and long-term incentive award levels.

Retirement Benefits

The Committee has adopted each of the tax-qualified pension and 401(k) plans and non-qualified excess pension and excess savings/deferred compensation plans described below. Our Compensation Committee undertakes an annual, comprehensive review of these plans, to determine if any modifications are necessary or appropriate in light of current trends and best practices, the nature of our business and competitive factors.

We place great value on the long-term commitment that many of our employees and NEOs have made to the Company and wish to incentivize our employees to remain with the Company and focus on building sustainable value over the long term. Therefore, we have determined that it is appropriate to provide employees with competitive retirement benefits as part of their overall compensation package.

We maintain the following plans and programs to provide retirement benefits to the NEOs:

The Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees (401(k) Plan)

The Rayonier Advanced Materials Inc. Excess Savings and Deferred Compensation Plan (Excess Savings and Deferred Compensation Plan)

The Retirement Plan for Salaried Employees of Rayonier Advanced Materials Inc. (the Retirement Plan) for those employees hired before January 1, 2006

44

COMPENSATION DISCUSSION AND ANALYSIS

The Rayonier Advanced Materials Inc. Excess Benefit Plan (Excess Retirement Plan) for employees hired before January 1, 2006

The Rayonier Advanced Materials Inc. Salaried Pre-65 Retiree Medical Plan (the Pre-65 Retiree Medical Plan) for those employees hired before January 1, 2006

For additional information regarding our Excess Savings and Deferred Compensation Plan, see the discussion following the Non-Qualified Deferred Compensation Table.

Consistent with the predecessor plans at our former parent company, which were closed to new employees on January 1, 2006, our Retirement Plan, Excess Retirement Plan and the Pre-65 Retiree Medical Plan are closed to any new participants. Therefore, only one of our NEOs, Mr. Boynton, is a participant in these plans. For additional information regarding our Retirement Plan and Excess Retirement Plan, see the discussion following the Pension Benefits Table. The Pre-65 Retiree Medical Plan benefit is extended on an equivalent basis to all eligible retirees.

These programs are generally not considered in setting the level of key elements of compensation for the NEOs.

Limited Perquisites

We provide our NEOs with limited perquisites, which are reviewed annually by our Compensation Committee. Under our perquisites program, in addition to personal benefits that are available broadly to our employees, our NEOs are eligible to participate in two programs:

Executive Physical Program: Each executive-level employee is encouraged to have a physical examination every other year until age 50 and every year after 50.

Senior Executive Tax and Financial Planning Program: This program provides reimbursement to senior executives, including our NEOs, for expenses incurred for financial and estate planning and for preparation of annual income tax returns. Reimbursements are taxable to the recipient and are not grossed-up for tax purposes. The annual reimbursement limit for 2021 was $25,000 for Mr. Boynton and $10,000 for all other participants.

We do not provide Company cars, pay car allowances, personal club membership dues or home-security expenses, or provide chartered aircraft for personal use.

Certain Tax Considerations

Section 162(m) of the Internal Revenue Code (IRC) generally prohibits a public company from deducting compensation paid in any year in excess of $1 million to its CEO or any of its four other most highly compensated executive officers as of the end of the year. In evaluating executive compensation components, the Compensation Committee considers the net cost to us and its ability to effectively administer executive compensation in the long-term interest of stockholders. The Compensation Committee believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote corporate goals. Accordingly, the Compensation Committee retains the flexibility to approve elements of compensation that it believes are consistent with the objectives of our executive compensation program, even if that might result in the non-deductibility of certain compensation under the IRC.

2022 RYAM PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS

REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

The following report of our Compensation and Management Development Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other previous or future filings by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference therein.

The Compensation and Management Development Committee of the Rayonier Advanced Materials Inc. Board of Directors (the Compensation Committee) has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s 2021 Annual Report on Form 10-K filed with the SEC.

The Compensation and Management Development Committee

Julie A. Dill, Chair

Charles E. Adair

De Lyle W. Bloomquist

Thomas I. Morgan

46

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

2021 Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(1)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	CHANGE IN PENSION VALUE AND NON-QUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)

Paul G. Boynton President and Chief Executive Officer	2021	1,035,000	-	2,683,305	-	1,395,000	482,722	69,480	5,665,507
	2020	1,005,000	-	1,069,501	-	1,155,000	2,284,996	65,327	5,579,824
	2019	1,005,000	357,875	3,186,766	-	195,000	2,540,259	63,493	7,348,393

Marcus J. Moeltner Chief Financial Officer and Senior Vice President, Finance	2021	460,000	-	605,915	-	360,000	-	43,633	1,469,548
	2020	425,000	-	146,626	-	300,000	-	32,332	903,958
	2019	310,500	-	331,244		35,000		26,653	703,397

Joshua C. Hicks Senior Vice President, High Purity Cellulose	2021	32,027	505,000	1,019,892	-	-	-	34,500	1,591,419
	-	-	-	-	-	-	-	-	-
	-	-	-	-	-	-	-	-	-

William R. Manzer Executive Vice President, Manufacturing Operations	2021	425,000	-	519,362	-	285,000	-	32,263	1,261,625
	2020	390,000	-	207,000	-	230,000	-	25,909	852,909
	2019	390,000	-	616,797	-	40,000	-	49,386	1,096,183

James L. Posze Jr. Chief Administrative Officer and Senior Vice President, Human Resources	2021	365,000	-	367,884	-	245,000	-	45,444	1,023,328
	2020	335,000	-	146,626	-	200,000	-	35,995	717,621
	2019	335,000	-	436,919	-	35,000	-	44,869	851,788

(1)

The amount for 2019 represents a payment of $357,875 for Mr. Boynton in connection with the payout of cash-settled performance stock unit awards granted in 2016. The amount for 2021 for Mr. Hicks reflects a $475,000 cash inducement award and a pro-rata 2021 incentive payment in connection with his December 6, 2021 hire.

(2)

Reflects the grant date fair value computed in accordance with FASB ASC Topic 718 for PSU awards granted in 2019, 2020 and 2021, using a Monte Carlo simulation model. A discussion of the assumptions used in calculating these values may be found in Note 16 Incentive Stock Plans included in the notes to the consolidated financial statements in our 2021 Annual Report on Form 10-K. Amounts reflect our accounting for these awards and do not necessarily correspond to the actual values that may be realized by our NEOs. The PSUs awards vest following the completion of the 36-month performance period upon the determination of the amount earned, if any, based upon performance achievement and actual award value can range from zero to 200% of the target, except that the 2019 grant contained a TSR modifier which measured TSR cumulatively over the 36-month performance period and provided the opportunity to earn an additional 25%. See the Equity Incentive Program section of the CD&A for additional information.

The grant date fair values of PSU awards were computed based on the probable outcome of the performance conditions as of the grant date of such awards, which was at target. The respective grant date fair values of the PSUs granted in 2019, 2020 and 2021, as applicable, assuming at such grant date the maximum payment (250% of target in the case of 2019 and 200% of target in the case of 2020 and 2021), would have been as follows: Mr. Boynton, $3,073,750, $2,139,002 and $5,729,175; Mr. Moeltner, $694,077, $293,252 and $546,077; Mr. Hicks, $563,385; Mr. Manzer, $594,930, $414,000 and $1,108,874; and Mr. Posze, $421,423,29, $293,252 and $785,483.

(3)	Amounts under the Non-Equity Incentive Plan Compensation column represent annual cash incentive awards under our 2021, 2020 and 2019 Annual Cash Incentive Programs.

(4)

Reflects the annual aggregate change in actuarial present value of the participant’s pension benefit under the Company’s retirement plans in 2021. The actuarial present values increased in 2021 compared to 2020. The change in pension value for Mr. Boynton was a $482,722 increase. There were no above-market earnings on non-qualified deferred compensation.

(5)

The All Other Compensation column in the 2021 Summary Compensation Table above includes the following for 2021: financial planning and tax services, 401(k) retirement contribution/enhanced match, Excess Savings Plans, relocation benefits and associated tax assistance, and other miscellaneous items.

2022 RYAM PROXY STATEMENT	47

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

All Other 2021 Compensation

	PAUL G. BOYNTON	MARCUS J. MOELTNER	JOSHUA C. HICKS	WILLIAM R. MANZER	JAMES L. POSZE JR.
	($)	($)	($)	($)	($)

Tax and Financial Planning services	25,000	-	-	-	10,000

401(k) Plan Company contributions	11,600	11,600	1,121	11,600	11,600

401(k) Retirement contribution/Enhanced Match	-	8,700	961	8,700	8,700

Excess Savings Plan Company contributions	24,841	21,767	-	10,950	11,900

Relocation benefit	-	-	22,879	-	-

Tax assistance (gross-up) on Relocation benefit	-	-	9,483	-	-

Miscellaneous	8,040	1,567	57	1,013	3,244

Total	69,480	43,633	34,500	32,263	45,444

Salary and Bonus as a Proportion of Total Compensation

Using the amounts shown under the “Salary” and “Bonus” and “Total” columns in the 2021 Summary Compensation Table, the salary and bonus of each of our NEOs as a proportion of such NEO’s 2021 total compensation was as follows:

NAME	SALARY AND BONUS AS PROPORTION OF TOTAL COMPENSATION
Paul G. Boynton	42%
Marcus J. Moeltner	53%
Joshua C. Hicks	37%
William R. Manzer	55%
Jay L. Posze, Jr.	58%

48

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

GRANTS OF PLAN-BASED AWARDS IN 2021 TABLE

NAME	GRANT DATE	APPROVAL DATE(1)	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(2)(3)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(4)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(5)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(6)
			THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Paul G. Boynton

Annual Incentive Plan		1/17/2021	49,680	1,242,000	2,484,000

Performance Cash Units	3/1/2021	2/16/2021	81,375	542,500	1,085,000

Performance Cash Units	7/14/2022	7/14/2021	81,375	542,500	1,085,000

Performance Share Units	3/1/2021	2/16/2021				9,375	62,500	125,000		1,100,625

Performance Share Units	7/14/2021	7/14/2021				9,375	62,500	125,000		436,250

Restricted Stock Units	3/1/2021	2/16/2021							107,143	1,146,430

Marcus J. Moeltner

Annual Incentive Plan		1/17/2021	12,880	322,000	644,000

Performance Cash Units	3/1/2021	2/16/2021	18,375	122,500	245,000

Performance Cash Units	7/14/2021	7/14/2021	18,375	122,500	245,000

Performance Share Units	3/1/2021	2/16/2021				2,117	14,113	28,226		248,530

Performance Share Units	7/14/2021	7/14/2021				2,117	14,113	28,226		98,509

Restricted Stock Units	3/1/2021	2/16/2021							24,194	258,876

Joshua C. Hicks

Performance Share Units	12/6/2021	10/19/2021				6,556	43,707	87,414		281,692

Restricted Stock Units	12/6/2021	10/19/2021				6,556	43,707	87,414	131,119	738,200

William R. Manzer

Annual Incentive Plan		1/17/2021	11,900	297,500	595,000

Performance Cash Units	3/1/2021	2/16/2021	15,750	105,000	210,000

Performance Cash Units	7/14/2021	7/14/2021	15,750	105,000	210,000

Performance Share Units	3/1/2021	2/16/2021				1,815	12,097	24,194		213,028

Performance Share Units	7/14/2021	7/14/2021				1,815	12,097	24,194		84,437

Restricted Stock Units	3/1/2021	2/16/2021							20,738	221,897

James L. Posze Jr.

Annual Incentive Plan		1/17/2021	8,760	219,000	438,000

Performance Cash Units	3/1/2021	2/16/2021	11,156	74,375	148,750

Performance Cash Units	7/14/2021	7/14/2021	11,156	74,375	148,750

Performance Share Units	3/1/2021	2/16/2021				1,285	8,569	17,138		150,900

Performance Share Units	7/14/2021	7/14/2021				1,285	8,569	17,138		59,812

Restricted Stock Units	3/1/2021	2/16/2021							14,689	157,172

(1)

2021 Equity Incentive Program awards were approved February 16, 2021 and the grant date reflects the date on which the Compensation Committee approved the applicable performance measures. The number of PSUs was determined as of March 1, 2021. Our Equity Incentive Program awards are set

2022 RYAM PROXY STATEMENT	49

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

in dollars and converted to shares using the average price for the ten trading days before the March 1, 2021 award date, which was $8.68 per share. The award for Mr. Hicks was approved October 16, 2021 and converted to shares using the average price for the ten trading days before the grant date, which was $5.72 per share.

(2)

Reflects range of potential cash payouts under the 2021 Annual Cash Incentive Program. Awards can range from 0% to 200% of the target cash incentive award. See the 2021 Annual Cash Incentive Program section of the CD&A for more information. The actual amount earned by each NEO for 2021 is reflected in the 2021 Summary Compensation Table under the Non-Equity Incentive Plan Compensation column.

(3)

Reflects performance cash unit awards approved February 16, 2021 as a part of 2021 long-term incentives; the grant date reflects the date on which the Compensation Committee approved the applicable performance measures. Each performance cash unit represents the right to receive a cash payment equal to $1 on the vesting date which is three years from the grant date. Awards can range from 0% to 200% of the target units/value. See the 2021 Equity Incentive Program section of the CD&A for additional information. The actual amount earned if any will be reflected in the 2024 Proxy Statement in the Summary Compensation Table under the Non-Equity Incentive Plan Compensation column.

(4)

Reflects potential range of payouts, in numbers of shares, that were possible to earn under the 2021 Equity Award Program PSU awards. Payouts can range from 0% to 200% of the target award based on Relative TSR and Adjusted EBITDA Margin performance. See the Equity Incentive Program Awards in 2021 section of the CD&A for additional information.

(5)	Reflects RSUs awarded March 1, 2021 under the 2021 Equity Award Program. Mr. Hicks’ RSUs were awarded as a one-time inducement in connection with his December 6,2021 hire.

(6)

Reflects the grant date fair value of each equity award computed in accordance with FASB Topic 718. For PSUs, the grant date fair value is computed based on the probable outcome of the performance conditions as of the grant date for the award, using the Monte Carlo simulation model which utilizes multiple input variables that determine the probability of satisfying the performance conditions stipulated in the award to determine the fair market value. A discussion of the assumptions used in calculating these values may be found in the “Incentive Stock Plans notes to our financial statements included in our Annual Report on Form 10-K for 2021. No options were granted to the NEOs in 2021.

50

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR END TABLE

NAME	OPTION AWARDS(4)				STOCK AWARDS(4)
	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE(1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(3)	EQUITY INCENTIVE PLAN AWARDS
							NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(2)	MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(3)

Paul G. Boynton	20,091	0	36.5528	1/2/2024

	13,986	0	45.2121	1/2/2023

	13,774	0	38.1593	1/3/2022

					63,482	$362,482

					107,143	$611,787

							29,625	$169,159

							1,033,334	$5,900,337

							125,000	$713,750
							125,000	$713,750

Marcus J. Moeltner	0	0	0	-

					3,413	$19,488

					10,045	$57,357

					24,194	$138,148

							683	$3,900

							4,688	$26,768

							141,668	$808,924

							28,226	$161,170
							28,226	$161,170

Joshua C. Hicks	0	0	0	-

					131,119	$748,689

							43,706	$249,561
							43,708	$249,573

William R. Manzer	1,390	0	36.5528	1/2/2024

	1,047	0	45.2121	1/2/2023

	1,102	0	38.1593	1/3/2022

					12,287	$70,159

					20,738	$118,414

							5,734	$32,741

							200,000	$1,142,000

							24,194	$138,148
							24,194	$138,148

James L. Posze Jr.	2,163	0	36.5528	1/2/2024

	1,399	0	45.2121	1/2/2023

	828	0	38.1593	1/3/2022

					8,704	$49,700

					14,689	$83,874

							4,062	$23,194

							140,768	$803,785

							17,138	$97,858
							17,138	$97,858

(1)

Option awards vested and became exercisable in one-third increments on the first, second and third anniversaries of the grant date. RSU awards vest on the third anniversary of the grant date. For Mr. Moeltner, his June 17, 2019 promotional award vests on March 1, 2022 with other 2019 grants. For Mr. Hicks, 50% of his December 6, 2021 RSU award will vest December 6, 2022 and the remaining 50% will vest December 6, 2023.

2022 RYAM PROXY STATEMENT	51

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

(2)

Represents PSU awards granted in 2019, 2020 and 2021, with a 36-month performance period. These awards are immediately vested following the completion of the performance period upon the determination of the amount earned, if any, based upon performance achievement. Under the terms of our PSU awards, the actual award value can range from zero to 200% of the target. The 2019 grant contained a TSR modifier which was measured cumulatively over the three-year performance period and provided the opportunity to earn an additional 25%. See the Equity Incentive Program section of the CD&A. The amounts reported here for the 2019 PSUs are reflected at threshold level; actual amounts earned for the performance period ending December 31, 2021 are discussed in the CD&A. The amounts reported here for 2020 and 2021 awards assume maximum performance achievement, but the amounts actually earned pursuant to these awards, if any, will not be determined until following the end of the respective performance periods on December 31, 2022 and December 31, 2023.

(3)	Value based on the December 31, 2021 closing price of Rayonier Advanced Materials stock of $5.71.

(4)	Share amounts and option exercise prices shown have been adjusted to reflect a June 2014 valuation adjustment due to our spinoff from our former parent company.

OPTION EXERCISES AND STOCK VESTED IN 2021 TABLE

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)(1)	VALUE REALIZED ON VESTING ($)

Paul G. Boynton	-	-	218,932	$2,342,572

Marcus J. Moeltner	-	-	3,925	$41,998

Joshua C. Hicks	-	-	-	$-

William R. Manzer	-	-	17,657	$188,930

James L. Posze Jr.	-	-	14,126	$151,148

(1)

Represents vesting of RSUs and the 60% payout of the 2018 PSU awards which were a part of the overall 2018 Equity Incentive Plan, with value realized on vesting determined by multiplying the number of shares acquired on vesting by the $10.70 closing market price of our Common Stock on March 1, 2021.

PENSION BENEFITS TABLE

The following table illustrates the present value of accumulated benefits payable under the Retirement Plan for Salaried Employees of Rayonier Advanced Materials Inc., a tax qualified retirement plan (the Retirement Plan) and the Rayonier Advanced Materials Inc. Excess Benefit Plan, a non-qualified retirement plan (the Excess Retirement Plan), at the earliest eligible retirement age.

NAME(1)	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)(2)	PAYMENTS DURING LAST FISCAL YEAR ($)
Paul G. Boynton	Rayonier Advanced Materials Salaried Plan	22.7	1,478,480	-
	Rayonier Advanced Materials Excess Benefit Plan	22.7	12,585,948	-

(1)	Messrs. Moeltner, Hicks, Manzer, and Posze are not participants in our defined benefit pension plans.

(2)

Actuarial value as of December 31, 2021 is determined using the assumptions that applied for ASC 715-30 disclosure for the Retirement Plan. An interest rate of 2.74% was used and the mortality assumptions were the Pri-2012 mortality tables with a fully generational projection using scale MP-2020; no pre-retirement mortality is assumed. Executives are assumed to retire at the earliest age that they will be eligible for an unreduced pension which is at least age 60 with 15 years of service, or age 65. Benefits are assumed to be paid in the normal form of payment which is a life annuity for single employees and the 90/50 survivor form for married employees, according to the marital status at 12/31/2021. If spousal information is not available, husbands are assumed to be 3 years older than wives.

The Retirement Plan is a tax-qualified retirement plan covering substantially all eligible salaried employees hired prior to January 1, 2006. The Plan provides income replacement following retirement through the payment of monthly pension benefits based upon the employee’s average final compensation and years of service. The costs of benefits under the Retirement Plan are borne entirely by the Company. Consistent with the Company’s desire that salaried employees take a more active role in saving for retirement, this benefit was replaced by an increased retirement contribution under the Rayonier Advanced Materials Investment Savings Plan for Salaried Employees for new salaried employees effective January 1, 2006.

52

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

For the period through December 31, 2003, the annual pension amounts to two percent of a member’s average final compensation for each of the first 25 years of benefit service, plus one and one-half percent of a member’s average final compensation for each of the next 15 years of benefit service, reduced by one and one-quarter percent of the member’s primary Social Security benefit for each year of benefit service to a maximum of 40 years, provided that no more than one-half of the member’s primary Social Security benefit is used for such reduction. Effective January 1, 2004, the Retirement Plan was amended so that for future service the annual pension amounts to one and one-half percent of a member’s final average compensation for each year of benefit service to a maximum of 40 years.

A member is vested in benefits accrued under the Retirement Plan upon completion of five years of eligibility service. Mr. Boynton is vested in his accrued benefits. Normal retirement is at age 65. The Retirement Plan also provides for unreduced early retirement pensions for participants who retire at or after age 60 following completion of 15 years of eligibility service. Reduced benefits are available at age 55 with at least 10 years of service (Standard Early Retirement) or as early as age 50 with age plus eligibility service equal to at least 80, or as early as age 55 with at least 15 years of eligibility service (Special Early Retirement). The plan benefit for a member eligible for Standard Early Retirement will be reduced by 3% for each year of age under 65 (e.g., age 64 would result in 97% of the benefit payable). The Retirement Plan benefit for a member eligible for Special Early Retirement will receive a 5% reduction for each year of age under 60 (e.g., age 59 would result in 95% of the benefit payable).

A member’s average final compensation includes salary and approved annual cash incentive award payments calculated under the Retirement Plan as follows: (1) the member’s average annual base salary for the five calendar years during the member’s last 120 calendar months of service which yield the highest such average, plus (2) the member’s average approved annual cash incentive award payments for the five calendar years during the member’s last 120 calendar months of service which yield the highest such average.

The Excess Plan was adopted to meet the retirement needs of a small segment of its salaried employee population affected by limits imposed under federal law. The Excess Plan was frozen to new participants effective January 1, 2006. Applicable federal law limits the amount of benefits that can be paid and the compensation that may be recognized under a tax-qualified retirement plan. Tax-qualified retirement plan participants whose annual benefit at the time of payment exceeds the IRC Section 415 limitations or whose benefit is limited on account of the IRC Section 401(a)(17) limitation on compensation are participants in the Excess Plan. The practical effect of the Excess Plan is to continue calculation of benefits after retirement to all employees on a uniform basis regardless of compensation levels. All employees covered by the Retirement Plan are eligible under the Excess Plan to the extent their compensation exceeds the IRC limits noted above.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)(1)	AGGREGATE EARNINGS IN LAST FY ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS IN LAST FY ($)	AGGREGATE BALANCE AT LAST FYE ($)(2)
Paul G. Boynton	46,881	24,841	21,157	-	996,003
Marcus J. Moeltner	16,000	21,767	915	-	60,315
Joshua C. Hicks	-	-	-	-	-
William R. Manzer	-	10,950	1,572	-	73,462
James L. Posze Jr.	8,400	11,900	5,467	-	230,366

(1)	All Executive and Company contributions in the last fiscal year are reflected in the Summary Compensation Table as 2021 compensation.

(2)

The sum of all contributions and credited earnings, less withdrawals. Of these totals, the following amounts have been included in the Summary Compensation Table in prior years: Mr. Boynton, $738,629; Mr. Moeltner, $35,470; Mr. Hicks, $0; Mr. Manzer, $40,262; and Mr. Posze, $172,736.

2022 RYAM PROXY STATEMENT	53

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

The Rayonier Advanced Materials Inc. Excess Savings and Deferred Compensation Plan (the Excess Savings Plan) is a nonqualified, unfunded plan that consists of two components, an Excess Savings component (a supplement to the Rayonier Advanced Materials Investment Savings Plan for Salaried Employees (the Savings Plan)) and an Excess Base Salary and Bonus Deferral component.

The Savings Plan, which is our tax qualified 401(k) plan, is not reflected in the table above which under SEC rules covers only our non-qualified deferred compensation plan. The Savings Plan is designed to encourage salaried employees to save and invest for retirement. Under this Plan, employees may contribute up to the annual IRS limits on a pre-tax basis. The Company matches such contributions at a rate of $.50 for each $1.00 up to 8% of the employee’s base salary. In addition, for 2021, the Company made an annual retirement contribution to each participant’s account equal to 3% of base salary and annual cash incentive award for employees hired after January 1, 2006. The retirement contribution was increased and automatic enrollment of all new salaried employees in the Savings Plan implemented, coincident with the closing of the Company’s defined benefit pension plan to new salaried employees effective January 1, 2006. This change reflects the Company’s desire that salaried employees take a more active role in planning, saving and investing for retirement.

The Company contributions to the Savings Plan, both matching and retirement contributions, vest at a rate of 20% per year over the participant’s first five years of employment. These contributions are reflected as compensation in the Summary Compensation Table.

The Excess Savings Plan supplements the Savings Plan by providing employees with Company contributions that are lost due to the IRC regulations limiting employee contributions to tax qualified 401(k) plans. Participants can contribute up to 8% of total base salary. The Company contributes up to 4% of total base salary (reduced by the regular matching contributions made under the Savings Plan). Amounts contributed by participants and the Company match, are unsecured, but earn a return equal to 120% of the applicable federal long-term rate (adjusted monthly). The average interest rate in 2021 was 2.16%. Excess Savings participants may elect to receive a lump sum or annual installments upon termination of employment.

The Excess Base Salary and Bonus Deferral component of the Excess Savings Plan allows employees with a base salary in excess of $175,000 the opportunity to defer up to 100% of their base salary and all or any portion of their annual cash incentive award. Amounts deferred are unsecured but earn a return equal to the 10-year treasury rate plus 1.50% (adjusted monthly). The average treasury interest rate in 2021 was 1.44%. Excess Base Salary Deferral and Annual Bonus Deferral participants may elect to receive a lump sum or annual installments not to exceed fifteen years upon termination of employment or a specific date.

54

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

NAME	CASH SEVERANCE ($)	ANNUAL CASH INCENTIVE SEVERANCE ($)	PENSION/ 401(K) BENEFITS ($)(3)	MEDICAL/ WELFARE, TAX AND OUTPLACEMENT BENEFITS ($)(4)	ACCELERATION OF EQUITY AWARDS ($)(5)	OTHER
Paul G. Boynton

Voluntary Termination	-	-	-	-	-	-

Terminated for cause	-	-	-	-	-	-

Retirement	-	-	-	-	2,410,537	-

Involuntary termination(1)	2,070,000	3,879,000	-	49,494	1,208,265	-

Change in Control	-	-	-	-	6,568,970	-

Involuntary or voluntary termination for good reason after change in control(2)	3,105,000	5,580,000	6,679,700	93,873	6,568,970	-

Marcus J. Moeltner

Voluntary Termination	-	-	-	-	-	-

Terminated for cause	-	-	-	-	-	-

Retirement	-	-	-	-	-	-

Involuntary termination(1)	690,000	843,000	-	48,579	230,164	-

Change in Control	-	-	-	-	1,178,944	-

Involuntary or voluntary termination for good reason after change in control(2)	1,380,000	1,440,000	205,380	77,048	1,178,944	-

Joshua C. Hicks

Voluntary Termination	-	-	-	-	-	-

Terminated for cause	-	-	-	-	-	-

Retirement	-	-	-	-	-	-

Involuntary termination(1)	445,000	319,250	-	52,036	374,348	-

Change in Control	-	-	-	-	998,256	-

Involuntary or voluntary termination for good reason after change in control(2)	890,000	608,500	119,483	83,942	998,256	-

William R. Manzer

Voluntary Termination	-	-	-	-	-	-

Terminated for cause	-	-	-	-	-	-

Retirement	-	-	-	-	-	-

Involuntary termination(1)	637,500	731,250	-	42,335	233,859	-

Change in Control	-	-	-	-	1,271,421	-

Involuntary or voluntary termination for good reason after change in control(2)	1,275,000	1,177,500	124,575	64,622	1,271,421	-

James L. Posze Jr.

Voluntary Termination	-	-	-	-	-	-

Terminated for cause	-	-	-	-	-	-

Retirement	-	-	-	-	-	-

Involuntary termination(1)	547,500	573,500	-	36,040	165,659	-

Change in Control	-	-	-	-	900,603	-

Involuntary or voluntary termination for good reason after change in control(2)	1,095,000	980,000	103,710	52,057	900,603	-

(1)

For purposes of calculating the executive’s cash severance entitlement, represents the executive’s base salary and target annual cash incentive pay times the applicable tier multiplier under the Non-CIC Severance Plan (2 times for Tier I, 1.5 times for Tier II, and 1 times for Tier III) and pro-rata as of December 31, 2021. Mr. Boynton is included in Tier I; Messrs. Moeltner, Hicks, Manzer, and Posze are included in Tier II.

2022 RYAM PROXY STATEMENT	55

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

(2)

For purposes of calculating the executive’s cash severance entitlement, the executive’s base pay is multiplied by the applicable tier multiplier under the CIC Severance Plan (3 times for Tier I and 2 times for Tier II). Messrs. Boynton, Moeltner, Manzer, and Posze are included in Tier I and Mr. Hicks is included in Tier II). For purposes of calculating the Annual Cash Incentive Severance, the applicable tier multiplier is applied to the greater of: (i) the highest annual bonus received over the three years preceding the termination of employment; (ii) the target Annual Cash Incentive for the year in which the CIC occurred; or (iii) the target Annual Cash Incentive in the year of termination, which is the full-year cash incentive for termination as of December 31, 2021.

(3)

Represents the actuarial value of an additional two or three years, based upon the applicable tier multiplier, of eligibility service and age under the Company’s retirement plans and additional years participation in the Savings Plan at the executive’s current contribution levels.

(4)

Represents: (i) the present value of the annual Company contribution to health and welfare plans times the applicable tier multiplier; (ii) the value of the executive’s annual tax and financial planning allowance of $25,000 for Mr. Boynton and $10,000 for the other NEOs; and (iii) up to $30,000 in outplacement services.

(5)

For stock option awards, the value was calculated as the difference between the closing price of the Company’s stock on December 31, 2021 and the option exercise price. Performance unit awards (reflected here at 100% target) and RSU awards were valued using the closing price of the Company’s stock on December 31, 2021. Any payout of the performance shares or performance units is subject to any common stock share cap under the Equity Incentive Plan in effect at the time of grant. Under the CIC Severance Plan, outstanding performance shares or units for which the performance period is not more that 50% complete will vest at target upon a change in control. Outstanding performance shares or units for which the performance period is more than 50% complete at the time of the change in control will vest at the greater of target or actual performance achievement as determined pursuant to CIC Severance Plan terms.

As discussed in the CD&A under Severance Pay and Change in Control Benefits, under our CIC Severance Plan, there are no excise tax reimbursements made for our executives. They are instead subject to a net best provision whereby the executive would be entitled to the greater after-tax benefit of either (i) full CIC payments and benefits, for which the executive is responsible for the payment of any applicable 208G excise tax or (ii) CIC payments and benefits cut back to the amount that would result in no 280G excise tax for the executive.

Our Non-CIC Severance Plan provides severance benefits to employees at the level of Vice President and above, including the NEOs, in the event their employment is terminated (other than for cause or other non-qualifying terminations defined in the plan). This Non-CIC Severance Plan replaces the Severance Pay Plan for Salaried Employees for the executive level group of employees. Benefits may range from 9 months to 24 months of base salary plus target annual incentive. The individual severance multipliers for the NEOs are noted in the footnotes to the table above.

The amounts shown in the table above do not include payments and benefits to the extent that they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, including accrued salary, vacation pay, regular pension benefits, welfare benefits and 401(k) distributions. Amounts that would be distributed pursuant to the Company’s nonqualified deferred compensation plans are indicated in the Nonqualified Deferred Compensation table. Other than as reflected in the table and footnote (3) above, amounts that would be distributed pursuant to the Company’s tax-qualified and non-qualified retirement plans are indicated in the Pension Benefits table.

A termination by an executive within two years after a change in control would generally be for good reason if it results from: (i) a significant diminution in the executive’s position or the assignment to the executive of any duties inconsistent in any respect with his or her position (including status, offices, titles and reporting requirements), authority, duties, or responsibilities immediately before the change in control; (ii) any material reduction in the executive’s salary, annual cash incentive award opportunities, benefits, or other compensation; (iii) the relocation of the executive’s principal place of business by more than 50 miles from his or her previous place of business; or (iv) any termination of the CIC Severance Plan (or the executive’s participation therein) other than by its express terms. Regardless of whether a change in control had occurred, an executive would not be entitled to payments under the CIC Severance Plan if he or she was terminated for cause. A termination of an executive generally would be for cause if it was due to (i) the willful and continued refusal of the executive to substantially perform his or her employment duties following written notification by Rayonier Advanced Materials’ Board of Directors; or (ii) engagement of the executive in illegal conduct or gross misconduct that is demonstrably injurious to the Company, including an indictment or charge by any prosecuting agency with the commission of a felony.

The Company may condition payment of a portion of an executive’s severance benefits under the CIC Severance Plan upon his or her agreement to adhere to confidentiality covenants, as well as to refrain from disparaging the

56

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

Company (subject to certain limitations as required by law) or its products; competing directly with the Company; or inducing certain employees to terminate employment or service with the Company. These covenants would generally remain in effect for the shorter of one year from the executive’s termination or two years following a CIC, except that the confidentiality covenants would remain in effect for the longer of two years from the executive’s termination or three years following a CIC. By accepting the conditioned payments, an executive will be deemed to have consented to the issuance of a temporary restraining order to maintain the status quo pending the outcome of any equitable proceeding that may be brought by Rayonier Advanced Materials to enforce such covenants.

Unless otherwise indicated, all cash payments would be made by the Company in a lump sum, although the timing of some payments and benefits may be delayed by six months after termination in accordance with IRC Section 409A, which regulates deferred compensation. The Company has established two rabbi trusts related to the CIC Severance Plan. One is designed to defray the legal costs incurred by the executives in enforcing their rights under the CIC Severance Plan if the Company does not meet its obligations. The Company has funded $3,039,748.30 to this trust. If there is a CIC at the Company, the Company would transfer to the second trust an amount sufficient to satisfy the cash payments that would be required to be paid in the event of a qualifying termination of executives covered under the CIC Severance Plan.

CEO PAY RATIO

The annual total compensation of our median-paid employee on a worldwide basis for 2021 was $93,331. The annual total compensation of our CEO for 2021, as reported in the 2021 Summary Compensation Table, was $5,665,507. The ratio of our CEO’s total compensation to our median employee’s total compensation is 61 to 1, which is calculated by dividing the CEO’s annual total compensation by that of our median-paid employee.

To determine the median-paid employee, we identified our total employee population as of October 1, 2021 (2,541) and, in accordance with SEC rules, excluded our CEO and employees from countries representing less than 5% of our employee base. Accordingly, we excluded a total of 15 employees in the United Kingdom (9), China (2) and Japan (4) from our total employee population, resulting in an employee population of 2,525 for purposes of calculating our CEO pay ratio. From this list, we ranked employees based on their tax-reported wages, converting pay for non-U.S. employees to U.S. Dollars based on exchange rates as of December 31, 2021.

We believe the CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The pay ratio reported by other companies may not be comparable to ours, as other companies may have different employment and compensation practices and may use different methodologies in calculating their pay ratios.

2022 RYAM PROXY STATEMENT	57

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the Common Stock beneficially owned as of March 17, 2022, by each of the Company’s directors, each of the NEOs and all directors and executive officers as a group. Unless otherwise indicated, all Common Stock listed below is owned directly by the named individual:

	BENEFICIAL OWNERSHIP
NAME OF BENEFICIAL OWNER	COMMON STOCK BENEFICIALLY OWNED(1)		EXERCISABLE STOCK OPTIONS(2)	TOTAL COMMON STOCK AND EXERCISABLE STOCK OPTIONS	PERCENT OF CLASS
Charles E. Adair	63,339		-	63,339	*

De Lyle W. Bloomquist	79,517		-	79,517	*

Paul G. Boynton	1,025,094	(3)	34,077	1,059,171	1.66%

Vito J. Consiglio	-		-	-

Julie A. Dill	78,009		-	78,009	*

James F. Kirsch	58,813		-	58,813	*

David C. Mariano	847,500		-	847,500	1.33%

Thomas I. Morgan	59,157		-	59,157	*

Lisa M. Palumbo	83,650		-	83,650	*

Ivona Smith	17,500		-	17,500	*

Joshua C. Hicks	-		-	-

William R. Manzer	106,792	(3)	2,437	109,229	*

Marcus J. Moeltner	17,097		-	17,097	*

James L. Posze, Jr.	117,827	(3)	3,562	121,389	*

Directors and executive officers as a group (19 persons)(4)	2,597,399	(3)	41,389	2,645,918	4.14%

*	Indicates that the percentage of beneficial ownership of the director or executive officer does not exceed one percent of the class.

(1)

Does not include shares of our common stock underlying outstanding unvested RSU awards as follows: Messrs. Adair, Bloomquist, Kirsch, Mariano and Morgan and Ms. Dill, Ms. Palumbo and Ms. Smith, 15,252 shares each; Mr. Boynton, 258,531 shares; Mr. Consiglio, 130,209 shares; Mr. Hicks, 162,369 shares; Mr. Manzer, 58,499 shares; Mr. Moeltner, 68,465; Mr. Posze, 41,252 shares; and all directors and executive officers as a group, 979,065 shares. These awards will not vest and become beneficially owned within 60 days.

(2)

Pursuant to SEC regulations, stock receivable through the exercise of employee stock options that are exercisable within 60 days after March 17, 2022 are deemed to be beneficially owned as of March 17, 2022.

(3)

Includes the following shares allocated under the 401(k) Plan to the accounts of: Mr. Boynton, 3,946 shares; Mr. Manzer, 5,920 shares; Mr. Posze, 958 shares; and all directors and executive officers as a group, 12,053 shares.

(4)	Directors and executive officers are not permitted to pledge any shares of our Common Stock under our policies; to our knowledge, none have done so.

58

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

EXECUTIVE OFFICERS

Our executive officers are elected by the Board of Directors and hold office as determined by the Board. The information set forth below includes the name, age, position held with us and principal occupation and employment during at least the past five years for each of our current executive officers who are not also serving as directors, as of March 17, 2022. (Mr. Consiglio’s biography appears in the Biographical and Qualifications Information of Other Directors section.) There is no family relationship between any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them was appointed or elected as an officer or director, other than arrangements or understandings with our directors or officers acting solely in their capacities as such.

Kenneth J. Duffy, 58, Vice President, Commercial–Mr. Duffy joined the Company in November of 2017 as Vice President, Sales & Marketing, High Yield Pulp, Lignosulfates and Paperboard, in connection with the Company’s acquisition of Tembec Inc., and was promoted to his current position on May 1, 2021. He joined Tembec in 2011 as Vice President, Sales, Paper Pulp and was promoted to Vice President, Sales & Marketing, High Yield Pulp and Newsprint on March 22, 2016. Prior to joining Tembec, Mr. Duffy held various sales and technical service positions of increasing responsibility in the specialty chemicals sector. Mr. Duffy holds a B.S in Applied Science (Chemical Engineering) from the University of Toronto.

Gabriela Garcia, 47, Chief Accounting Officer and Vice President, Controller–Ms. Garcia was most recently the Controller for Nexeo Plastics Parent Inc. located in Houston, TX, a position she held from July 2019 to February 2020. Previously, she was the Assistant Controller and Controller for Nexeo Solutions Inc. from July 2012 to June 2019. Ms. Garcia also has approximately 23 years of progressive accounting experience working for firms such as Harken Energy Corporation, Reliant Energy, Inc., Air Liquide USA, LLC, Marathon Oil Company, and Geokinetics, Inc. Ms. Garcia is a Certified Public Accountant with an undergraduate degree from the University of Texas at Arlington in marketing, a MS degree in accounting from the University of St. Thomas in Houston, Texas, and an MBA from Houston Baptist University.

Joshua C. Hicks, 43, Senior Vice President, High Purity Cellulose Business–Mr. Hicks joined the Company on December 6, 2021 as Senior Vice President, High Purity Cellulose Business. He was most recently Vice President, Global Industrial Solutions for Univar Solutions from 2020 to 2021, and prior to that Vice President, Focused Industries from 2019 to 2020. Prior to that, Mr. Hicks served as Business Director, Coatings & Construction from 2017 to 2019, Business Director, Personal Care from 2015 to 2017, and Business Director, Oil & Gas from 2013 to 2015 for Nexeo Solutions, which was acquired by Univar in 2019. Prior to his tenure with Nexeo and Univar, Mr. Hicks held positions of increasing responsibility with Dow Chemical in multiple business units. Mr. Hicks holds a Bachelor of Science degree in Chemical Engineering from Brigham Young University and an MBA from Rice University Jones Graduate School of Business.

William R. Manzer, 64, Executive Vice President, Manufacturing Operations–Mr. Manzer joined Rayonier Inc. as Vice President, Manufacturing Operations in January 2011, a position he held until June 2014. Following our 2014 spinoff from Rayonier Inc., Mr. Manzer was elected Vice President, Manufacturing Operations of the Company, Senior Vice President, Manufacturing Operations on May 16, 2016 and to his current position on May 19, 2021. Prior to joining Rayonier Inc., from September 2001 to December 2010, he was employed in various senior manufacturing roles for Fraser Papers (a manufacturer of specialized printing, publishing and converting papers) and most recently served as their Senior Vice President, Business Strategy and Projects. Previously, Mr. Manzer worked from January 1991 to August 2001 for Champion International and from June 1980 until December 1991 for Fraser Papers in various pulp and paper manufacturing roles. His responsibilities have included various roles at pulp and paper mills in the US and Canada. Mr. Manzer holds a bachelor’s degree in chemical engineering from the University of Maine, Orono.

Anthony R. Matthews, 42, Vice President-Supply Chain–Mr. Matthews joined Rayonier Inc. as Accounting Analyst and Purchasing Coordinator in October 2003 and held various financial roles of increasing responsibility, including Controller, Jesup Mill, a position he held from October 2011 until June 2014, when the Company was spun-off from Rayonier Inc. In June 2014, Mr. Matthews was appointed Controller, Performance Fibers. In March 2017, he

2022 RYAM PROXY STATEMENT	59

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

was appointed Senior Director, Finance and in February 2019, he was elected to his current position. Mr. Matthews holds a B.S in Business Administration, Accounting from the University of Central Florida.

Marcus J. Moeltner, 58, Chief Financial Officer and Senior Vice President, Finance–Mr. Moeltner joined the Company in November of 2017 at its headquarters in Jacksonville, Florida, as Vice President, Corporate Development and Planning, in connection with the Company’s acquisition of Tembec Inc., and was promoted to his current position on July 8, 2019. He had rejoined Tembec Inc. in May 2008 as Vice President, Corporate Development. From 2005 to 2008, Mr. Moeltner was Vice President, Finance for Grant Forest Products Inc., a Canadian forest products producer, where he was responsible for leading a team responsible for financial analysis, treasury, cost accounting, risk management, and taxation across its business operations. From 2000 to 2004, Mr. Moeltner held various roles at Tembec Inc., including Director, Business Planning, and Vice President, Business Analysis and Control. Mr. Moeltner began his professional career with Kimberly-Clark Corporation in 1987 and, during his tenure there, held various finance positions of increasing responsibility in Canada, France, England, and the United States. Mr. Moeltner holds an Honors Bachelor of Commerce degree from Laurentian University, Sudbury, Ontario. He is also a CPA, CMA receiving his accreditation in Ontario.

James L. Posze, Jr., 57, Chief Administrative Officer and Senior Vice President, Human Resources–From October 2010 to March 2013, Mr. Posze was Vice President, Human Resources at Rayonier Inc. and was promoted to Senior Vice President, Human Resources in March 2013, a position he held until June 2014. Following our 2014 spinoff from Rayonier Inc., Mr. Posze was elected Senior Vice President, Human Resources and to his current position for the Company on February 16, 2021. Prior to joining Rayonier Inc., Mr. Posze was with Albemarle Corporation (a manufacturer of polymers and fine chemicals), where he served as Global Director, Human Resources for more than eight years. Mr. Posze holds a bachelor’s degree in management from Western Kentucky University.

Christian Antoine Lucien Ribeyrolle, 60, Vice President, Biomaterials and President, Rayonier A.M. France SAS–Mr. Ribeyrolle joined the Company in 2017 following the acquisition of Tembec. Prior to the acquisition, Mr. Ribeyrolle was Executive Vice President, Specialty Cellulose of Tembec and President, Tembec France SAS. Mr. Ribeyrolle joined Tembec in February 2003 as Manager of the pulp facility in Tartas, France and held that position until 2008. On January 1, 2008, he was promoted to the position of Director of Sales, Specialty Cellulose and on October 1, 2008 became Senior Vice President, Specialty Cellulose. On February 22, 2013, he was named Executive Vice President, Specialty Cellulose and President, Tembec France SAS. Following the acquisition of Tembec, Mr. Ribeyrolle was appointed Vice President, Manufacturing Center of Excellence and President, Rayonier A.M. France SAS on March 15, 2019, Vice President, Commercial-Manufacturing Liaison on March 26, 2019 and on November 1, 2021, Mr. Ribeyrolle was elected to his current position. Christian holds a chemical engineering degree from l’École Nationale Supérieure de Chimie de Clermont-Ferrand in France.

R. Colby Slaughter, 44, Vice President, General Counsel and Corporate Secretary–Mr. Slaughter joined Rayonier Inc. in January 2013 as Senior Counsel, a position he held until June 2014. Following our 2014 spinoff from Rayonier Inc., he was appointed to the same position at the Company. In May 2016 he was appointed Assistant General Counsel and, effective March 21, 2020, he was elected Vice President, General Counsel and Corporate Secretary of the Company. Prior to joining Rayonier Inc., Mr. Slaughter was an Associate with the law firm of K&L Gates LLP from 2007 to 2013. Mr. Slaughter holds a B.S. in Business Management from Brigham Young University and a JD from the University of Virginia School of Law.

60

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the holdings of persons known to us to beneficially own more than five percent of the Company’s outstanding Common Stock as of March 10, 2022.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS
BlackRock, Inc.	9,943,308	(1)	15.06%
55 East 52nd Street
New York, NY 10055
Chatham Asset Management, LLC	4,000,000	(2)	6.3%
Anthony Melchiorre
26 Main Street, Suite 204
Chatham, New Jersey 07928
The Vanguard Group	3,862,115	(3)	6.06%
100 Vanguard Blvd.
Malvern, PA 19355
Condire Management, LP	3,413,056	(4)	5.4%
Condire Management GP Holdings, LLC
Ryan E. Schedler
Bradley J. Shisler 2000 McKinney Ave. Suite 2125
Dallas, TX 75201
Renaissance Technologies Holdings Corporation	3,152,316	(5)	4.95%
800 Third Avenue
New York, NY 10022

(1)

Aggregated holdings and percent of class as of December 31, 2021, as reported to the SEC on Schedule 13G/A on January 27, 2022, indicating sole voting power over 9,868,326 shares of Common Stock; and sole dispositive power over 9,943,308 shares of Common Stock.

(2)

Aggregated holdings and percent of class as of March 10, 2022, as reported to the SEC on Schedule 13D on March 10, 2022, indicating shared voting power and shared dispositive power over 4,000,000 shares of Common Stock.

(3)

Aggregated holdings and percent of class as of December 31, 2021, as reported to the SEC on Schedule 13G/A on February 10, 2022, indicating shared voting power over 67,913 shares of Common Stock; sole dispositive power over 3,785,270 shares of Common Stock; and shared dispositive power over 76,845 shares of Common Stock.

(4)

Aggregated holdings and percent of class as of December 31, 2021, as reported to the SEC on Schedule 13G on February 14, 2022, indicating shared voting power and shared dispositive power over 3,413,056 shares of Common Stock.

(5)

Aggregated holdings and percent of class as of December 31, 2021, as reported to the SEC on Schedule 13G/A on February 11, 2022, indicating sole voting power over 3,010,780 shares of Common Stock; and sole dispositive power over 3,152,316 shares of Common Stock.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of our Company. Based solely on a review of copies of such forms filed with respect to fiscal year 2021 and the written representations received from certain reporting persons that no other reports were required, we believe that all directors, executive officers and persons who own more than 10% of the Company’s outstanding Common Stock have complied with the reporting requirements of Section 16(a).

2022 RYAM PROXY STATEMENT	61

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2021 regarding all compensation plans under which equity securities of the Company are authorized for issuance.

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)	(B) WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(2)	(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (3)
Equity compensation plans approved by security holders	4,408,000	$39.47	3,558,631
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	4,408,000	$39.47	3,558,631

(1)

Consists of 25,259 outstanding stock options awarded under the Rayonier Incentive Stock Plan to employees of our former parent company, Rayonier Inc.; 85,865 outstanding stock options awarded under the Rayonier Advanced Materials Incentive Stock Plans; 789,418 RSUs, 1,459,716 performance shares, and 1,350,971 performance shares contingently held in reserve in the event of a maximum payout awarded under the Rayonier Advanced Materials 2017 Incentive Stock Plan; and 86,297 RSUs, 269,220 performance shares, and 341,254 performance shares contingently held in reserve in the event of a maximum payout awarded under the Rayonier Advanced Materials 2021 Incentive Stock Plan.

(2)	The weighted-average exercise price in column (B) does not take PSU or RSUs into account.

(3)

Consists of shares available for future issuance under the 2021 Rayonier Advanced Materials Incentive Stock Plan as of December  31, 2021 and does not include shares subsequently returned to plan due to 2022 forfeitures.

COMPENSATION COMMITTEE INDEPENDENCE; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Dill and each of Messrs. Adair, Bloomquist, and Morgan served as a member of our Compensation and Management Development Committee (the Compensation Committee) during the fiscal year ended December 31, 2021. The Board has determined in its business judgment that each member of the Compensation Committee is independent within the meaning of the SEC and NYSE rules and the Director Independence Standards adopted by the Board as part of the CGPs. No member of the Compensation Committee served as one of our officers or employees at any time during 2021 or engaged in any related person transaction or relationship required to be disclosed in this Proxy Statement. None of our executive officers serve, or served during 2021, as a member of the board of directors or compensation committee of a public company that has at least one of its executive officers serving on the Board or Compensation Committee.

62

PROPOSAL 5 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 5 – Ratification of the Appointment of Independent Registered Public Accounting Firm

APPOINTMENT OF GRANT THORNTON AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022

On February 15, 2022, the Audit Committee appointed Grant Thornton as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022. Although submission of the appointment for ratification by the stockholders is not legally required, the Board believes that it is consistent with best practices and is an opportunity for stockholders to provide direct feedback to the Board on this important issue of corporate governance. If the stockholders do not ratify the selection of Grant Thornton, the Audit Committee will reconsider the selection of the independent registered public accounting firm for the Company for 2022.

Representatives of Grant Thornton will be present at the 2022 Annual Meeting to respond to appropriate questions, and they will have an opportunity to make a statement if they desire to do so.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for 2022.

REPORT OF THE AUDIT COMMITTEE

Management has primary responsibility for the Company’s financial statements and its reporting process, including the Company’s internal control system. Its independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to the conformity of such statements with accounting principles generally accepted in the United States of America as well as auditing the Company’s internal control over financial reporting.

The Audit Committee’s role is to assist the Board of Directors in oversight of the Company’s financial reporting process, including oversight of annual audits and quarterly reviews of the Company’s financial statement filings and audits of internal control over financial reporting. The Audit Committee has sole responsibility for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. The Audit Committee is currently composed of five directors, all of whom have been determined by the Board of Directors in its business judgment to be independent within the meaning of the Company’s Director Independence Standards and independent and financially literate as defined under applicable securities laws and rules of the NYSE and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee charter can be found on the Company’s website at www.rayonieram.com at the “Investors” tab under “Corporate Governance”.

The Audit Committee has reviewed the audited financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and has discussed these audited financial statements with management and with the Company’s independent registered public accounting firm. In addition, the Audit Committee has held discussions with the Company’s independent registered public accounting firm

2022 RYAM PROXY STATEMENT	63

PROPOSAL 5 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

covering the matters required by the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has also received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB for independent auditor communications with audit committees concerning independence and has held discussions with the Company’s independent registered public accounting firm regarding their independence.

The Audit Committee met with the Company’s chief internal audit executive and with the Company’s independent registered public accounting firm representatives to discuss, the overall scope and plans for each of their respective audits, the results of their examinations, their evaluations of the adequacy of the Company’s internal control over financial reporting and disclosure controls and procedures and the overall quality of the Company’s financial reporting. Separate private meetings without management present were also held with the Company’s chief internal audit executive at five meetings of the Audit Committee in 2021 and with representatives of the Company’s independent registered public accounting firm at five meetings of the Audit Committee in 2021. The Audit Committee also held five regularly scheduled private meetings with the Company Ombudsman in 2021. The Ombudsman is responsible for handling concerns and inquiries regarding compliance matters, including any submissions regarding the Company’s accounting, internal controls and auditing, as required by the Sarbanes-Oxley Act of 2002.

Based on the Audit Committee’s reviews and discussions with management and the independent registered public accounting firm as discussed above, the Audit Committee recommended to the Board of Directors and the Board of Directors has approved that the audited financial statements of the Company be included in the Company’s 2021 Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC. The Audit Committee has also appointed and has requested stockholder ratification of the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

This report is furnished by the members of the Audit Committee.

Charles E. Adair, Chair

James F. Kirsch

David C. Mariano

Lisa M. Palumbo

Ivona Smith

AUDIT COMMITTEE FINANCIAL EXPERTS

The Board has evaluated whether at least one Audit Committee member meets the qualifications to serve as an audit committee financial expert in accordance with SEC rules. Based on its evaluation, the Board has determined that Messrs. Adair, Kirsch and Mariano and Ms. Smith are each independent of management and qualify as audit committee financial experts.

64

PROPOSAL 5 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INFORMATION REGARDING INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton has served as the Company’s independent registered public accounting firm since March 9, 2016. The Audit Committee may change the appointment of the independent registered public accounting firm at any time if it determines, in its discretion, that such a change is in the best interests of the Company and its stockholders.

Grant Thornton billed the Company the following fees and expenses for services performed in fiscal years ended December 31, 2021 and 2020, respectively:

FEES ($ THOUSANDS)	2021	2020
Audit Fees(1)	$2,000	$2,000
Audit Related Fees(2)	100	350
Tax Fees	-	-
All Other Fees	-	-
Total	$2,100	$2,350

(1)

Audit fees include amounts for the annual audits of the financial statements and internal controls over financial reporting, as well as, the reviews of Forms 10-Q, accounting research and consents for SEC filings. The 2021 amount reflects an estimate of fees not yet billed for the 2021 audit.

(2)	Audit-related services include services such as internal control reviews and transaction-related fees.

There were no other fees billed by Grant Thornton for services rendered to us, other than the services described above, for fiscal years ended December 31, 2021, and 2020. The independent registered public accountants are prohibited by Company policy from providing professional services to Company executives for personal income tax return preparation or for financial or estate tax planning.

All services provided by the independent registered public accountant as set forth above were pre-approved in accordance with the Audit Committee’s pre-approval policies and procedures set forth on the attached Appendix D. Pursuant to such policies and procedures, the Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, when the Audit Committee is not in session, audit-related services and allowable non-audit services and associated fees for any individual engagement for which fees are less than $10,000. Any such pre-approval of services and fees by the Chair are reported to the full Audit Committee at its next regular meeting.

Questions and Answers about the 2022 Annual Meeting can be found in Appendix A.

BY ORDER OF THE BOARD OF DIRECTORS

By:
R. Colby Slaughter Corporate Secretary

2022 RYAM PROXY STATEMENT	65

APPENDIX A QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Appendix A

Questions and Answers About the Annual Meeting

Q: WHAT AM I VOTING ON?

A: You are being asked by the Company to vote on five matters: (1) the election of three Class II directors: Thomas Morgan, Lisa Palumbo and Ivona Smith (information about each nominee is included in the Biographical and Qualification Information of the Three Nominees for Election to the Board of Directors section); (2) approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the board of directors (information can be found in Proposal 2); (3) approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the supermajority voting provisions (information can be found in Proposal 3); (4) approval, in a non-binding vote, of the compensation of our named executive officers as disclosed in this Proxy Statement (referred to herein as Say on Pay, information can be found in Proposal 4) and (5) ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2022 (information can be found in Proposal 5). The Board of Directors recommends that you vote “FOR” each of the director nominees listed above and “FOR” each of the other proposals.

Q: WHO IS ENTITLED TO VOTE?

A: The record holder of any of the 63,852,506 shares of Rayonier Advanced Materials common stock (Common Stock) outstanding at the close of business on March 18, 2022, is entitled to one vote for each share of stock owned.

Q: HOW DO I VOTE?

A: You can vote in any one of the following ways:

You can vote on the Internet by following the Vote by Internet instructions on your Notice of Internet Availability (Internet Notice) or proxy card.

You can vote by telephone by following the Vote by Phone instructions on the www.proxyvote.com website referred to in the Internet Notice, or, if you receive hard copies of the proxy solicitation materials, by following the Vote by Phone instructions referred to in your proxy card.

If you receive hard copies of the proxy solicitation materials, you can vote by mail by signing and dating your proxy card and mailing it in the provided prepaid envelope. If you mark your voting instructions on the proxy card, your stock will be voted as you instruct. If you return a signed and dated card but do not provide voting instructions, your stock will be voted in accordance with the recommendations of the Board of Directors.

You can vote in person at the Annual Meeting by delivering a completed proxy card or by completing a ballot available upon request at the meeting. However, if you hold your stock in a bank or brokerage account rather than in your own name, you must obtain a legal proxy from your broker, bank or other holder of record in order to vote at the meeting.

Regardless of how you choose to vote, your vote is important and we encourage you to vote promptly.

Q: HOW DO I VOTE STOCK THAT I HOLD THROUGH AN EMPLOYEE BENEFIT PLAN SPONSORED BY THE COMPANY?

A: If you hold Common Stock of the Company through any of the following employee benefit plans, you can vote them by following the instructions above:

Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees

Rayonier Advanced Materials Inc. Jesup Plant Savings Plan for Hourly Employees

2022 RYAM PROXY STATEMENT	A-1

APPENDIX A QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Rayonier Advanced Materials Inc. Fernandina Plant Savings Plan for Hourly Employees

Note that if you do not vote your stock held in any of these Company employee benefit plans or do not specify your voting instructions on your proxy card, the trustee of the employee benefit plans will vote your plan stock in the same proportion as the stock for which voting instructions have been received, except as otherwise required by the Employee Retirement Income Security Act of 1974, as amended. To allow sufficient time for voting by the trustee, your voting instructions for stock held in the above employee benefit plans must be received by May 11, 2022.

Q: WHAT DO I NEED TO DO TO ATTEND THE ANNUAL MEETING?

A: To attend the Annual Meeting, you will need to bring (1) proof of ownership of Common Stock as of the record date, which is the close of business on March 18, 2022, and (2) a valid government-issued photo identification. If you are a stockholder of record, proof of ownership can include your proxy card or the Internet Notice. If your stock is held in the name of a broker, bank or other holder of record, you must present proof of your beneficial ownership, such as a proxy obtained from your street name nominee (particularly if you want to vote your stock at the Annual Meeting) or a bank or brokerage account statement (in which case you will not be able to vote your stock at the Annual Meeting), reflecting your ownership of Common Stock as of the record date. If you do not have proof of ownership together with a valid government-issued photo identification, you will not be admitted to the meeting.

Admission to the Annual Meeting is limited to stockholders as of the record date and one immediate family member; one individual properly designated as a stockholder’s authorized proxy holder; or one qualified representative authorized to present a stockholder proposal properly before the meeting.

No cameras, recording equipment, large bags, briefcases, or packages will be permitted in the Annual Meeting. The Company may implement additional security procedures to ensure the safety of the meeting attendees.

Q: IS MY VOTE CONFIDENTIAL?

A: Proxy cards, ballots and reports of Internet and telephone voting results that identify individual stockholders are mailed or returned directly to Broadridge Financial Services, Inc. (Broadridge), our vote tabulator and handled in a manner that protects your privacy. Your vote will not be disclosed except:

As needed to permit Broadridge and our inspector of elections to tabulate and certify the vote

As required by law

If we determine that a genuine dispute exists as to the accuracy or authenticity of a proxy, ballot or vote; or

In the event of a proxy contest where all parties to the contest do not agree to follow our confidentiality policy

Q: WHAT STOCK IS COVERED BY MY INTERNET NOTICE OR PROXY CARD?

A: You should have been provided an Internet Notice or proxy card for each account in which you own Common Stock either:

Directly with Computershare, our transfer agent, as a stockholder of record, which includes stock purchased through any of our employee benefit plans; or

Indirectly through a broker, bank or other holder of record.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR PROXY CARD?

A: It means that you have multiple accounts in which you own Common Stock. Please vote all stock in each account for which you receive an Internet Notice or proxy card to ensure that all your stock is voted. However, for your convenience we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is Computershare. All communications concerning stock you hold in your name, including address changes, name changes, requests to transfer stock and similar issues, can be handled by making a toll-free call to Computershare at 1-866-246-0322. From outside the U.S., you may call Computershare at 201-680-6578.

A-2

APPENDIX A QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: HOW CAN I CHANGE MY VOTE?

A: You can revoke your proxy and change your vote by:

Voting on the Internet or by telephone before 11:59 p.m. Eastern Daylight Time on the day before the Annual Meeting or, for employee benefit plan stock, the cutoff date noted above (only your most recent Internet or telephone proxy is counted)

Signing and submitting another proxy card with a later date at any time before the polls close at the Annual Meeting

Giving timely written notice of revocation of your proxy to our Corporate Secretary at 1301 Riverplace Boulevard, Suite 2300, Jacksonville, Florida 32207; or

Voting again in person before the polls close at the Annual Meeting

Q: HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

A: In order to conduct the Annual Meeting, a majority of the Common Stock outstanding as of the close of business on March 18, 2022, must be present, either in person or represented by proxy. All stock voted pursuant to properly submitted proxies and ballots, as well as abstentions and stock voted on a discretionary basis by banks, brokers or other holders of record in the absence of voting instructions from their customers, will be counted as present and entitled to vote for purposes of satisfying this requirement.

Q: HOW MANY VOTES ARE NEEDED TO ELECT THE NOMINEES FOR DIRECTOR?

A: The affirmative vote of a majority of the votes cast with respect to each nominee at the Annual Meeting is required to elect that nominee as a director. For this proposal, a majority of the votes cast means that the number of votes “FOR” a nominee must exceed the number of votes “AGAINST” a nominee. Abstentions will therefore not affect the outcome of director elections.

Please note that under NYSE rules, banks and brokers are not permitted to vote the uninstructed stock of their customers on a discretionary basis (referred to as broker non-votes) in the election of directors. As a result, if you hold your stock through an account with a bank or broker and you do not instruct your bank or broker how to vote your stock in the election of directors, no votes will be cast on your behalf in the election of directors. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the election of directors.

Q: HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS?

A: The proposal to amend the Company’s Amended and Restated Certificate of Incorporation to declassify the board of directors will be approved if holders of 80% of the outstanding shares of stock entitled to vote at the Annual Meeting cast votes “FOR” the proposal. Failing to vote or abstaining from voting will have the same effect as a vote against the proposal.

Banks and brokers are not permitted to vote uninstructed stock for any Company proposals relating to a Board declassification proposal. As a result, if you hold your stock through an account with a bank or broker and you do not instruct your bank or broker how to vote your stock on this proposal, no votes will be cast on your behalf with regard to approval of the proposal. Because broker non-votes will have the same effect as a vote against the proposed amendment, it is critical that you instruct your bank or broker if you want your vote to be counted in the approval of the proposal.

Q: HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING PROVISIONS?

A: The proposal to amend the Company’s Amended and Restated Certificate of Incorporation to remove the supermajority voting provisions will be approved if holders of 80% of the outstanding shares of stock entitled to vote at the Annual Meeting cast votes “FOR” the proposal. Failing to vote or abstaining from voting will have the same effect as a vote against the proposal.

Banks and brokers are not permitted to vote uninstructed stock for any Company proposals relating to removal of supermajority voting provisions. As a result, if you hold your stock through

2022 RYAM PROXY STATEMENT	A-3

APPENDIX A QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

an account with a bank or broker and you do not instruct your bank or broker how to vote your stock on this proposal, no votes will be cast on your behalf with regard to approval of the proposal. Because broker non-votes will have the same effect as a vote against the proposed amendment, it is critical that you instruct your bank or broker if you want your vote to be counted in the approval of the proposal.

Q: HOW MANY VOTES ARE NEEDED TO APPROVE THE SAY-ON-PAY PROPOSAL?

A: The affirmative vote of a majority of shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote is required for approval, on an advisory basis, of the Say-on-Pay proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will not affect the outcome of the proposal.

Banks and brokers are not permitted to vote uninstructed stock for any Company proposals relating to executive compensation. As a result, if you hold your stock through an account with a bank or broker and you do not instruct your bank or broker how to vote your stock on this proposal, no votes will be cast on your behalf with regard to approval of the proposal. Because broker non-votes will have no effect on the outcome of the vote, it is critical that you instruct your bank or broker if you want your vote to be counted in the approval of the proposal.

Q: HOW MANY VOTES ARE NEEDED TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

A: The affirmative vote of a majority of shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of the Company’s independent registered public accounting firm. Abstentions will have the same effect as a vote “AGAINST” this proposal. Any broker non-votes will have no effect on the ratification of the appointment of our independent registered public accounting firm; however, because brokers, banks and other nominees are permitted under NYSE rules to vote on this routine proposal even if such broker, bank or other nominee does not receive voting instructions, we do not expect broker non-votes on this routine proposal.

Q: WILL ANY OTHER MATTERS BE VOTED ON?

A: We do not expect any other matters to be considered at the Annual Meeting. However, if a matter not listed on the Internet Notice or proxy card is legally and properly brought before the Annual Meeting, the persons named as proxies in our proxy materials intend to vote the shares for which we have received proxies in accordance with their best judgment. Under the Company’s Bylaws, all stockholder proposals must have been received by December 3, 2021, to be considered for inclusion in this Proxy Statement and all other stockholder proposals and director nominations must have been received between January 17, 2022, and February 16, 2022, to be otherwise properly brought before the Annual Meeting. We have not received any stockholder proposals or director nominations from stockholders to be acted upon at the Annual Meeting.

Q: WHO WILL COUNT THE VOTES?

A: Representatives of Broadridge will count the votes, however submitted. A Company representative will act as inspector of elections.

Q: HOW WILL I LEARN THE RESULTS OF THE VOTING?

A: We intend to announce the preliminary voting results of the proposals at the Annual Meeting and to disclose final voting results in a Form 8-K to be filed with the SEC no later than four business days following the Annual Meeting (or, if final results are not available at the time, within four business days of the date on which final results become available).

Q: WHO PAYS THE COST OF THIS PROXY SOLICITATION?

A: The Company pays the costs of soliciting proxies and has retained Morrow Sodali LLC to assist in the solicitation of proxies and provide related advice and informational support. For these services, the Company will pay Morrow Sodali LLC a services fee of $15,000, plus reimbursement of customary expenses. The Company will also reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of the Common Stock. Additionally, directors, officers and employees may solicit proxies on behalf of the Company by mail, telephone, facsimile, email and personal solicitation. Directors, officers and employees will not be paid additional compensation for such services.

A-4

APPENDIX A QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS DUE?

A: For a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders (the 2023 Annual Meeting), the Company’s Corporate Secretary must receive the written proposal at our principal executive offices no later than the close of business on December 2, 2022. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. The submission of a proposal in accordance with these requirements does not guarantee we will include the proposal in our Proxy Statement or on our proxy card. Proposals should be addressed to:

Corporate Secretary

Rayonier Advanced Materials Inc.

1301 Riverplace Boulevard, Suite 2300

Jacksonville, Florida 32207

For a stockholder proposal (including a director nomination) to be properly brought before the stockholders at the 2023 Annual Meeting outside of the Company’s Proxy Statement, the stockholder must comply with the requirements of the Company’s Bylaws and give timely notice in accordance with such Bylaws, which, in general, require the notice be received by the Corporate Secretary: (i) no earlier than the close of business on January 16, 2023; and (ii) no later than the close of business on February 15, 2023.

If the date of the 2023 Annual Meeting is moved more than 30 days before or more than 60 days after May 16, 2023, then notice of a stockholder proposal that is not intended to be included in the Company’s Proxy Statement must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of: (a) 90 days prior to the meeting; or (b) if the first public announcement of the date of the 2023 Annual Meeting is less than 100 days prior to the date of such meeting, 10 days after public announcement of the meeting date.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by SEC Rule 14a-19 no later than March 17, 2023.

We strongly encourage any stockholder interested in submitting a proposal for the 2023 Annual Meeting to contact our Corporate Secretary at (904) 357-4600 prior to submission in order to discuss the proposal.

2022 RYAM PROXY STATEMENT	A-5

APPENDIX B PROPOSED AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

Appendix B

Proposed Amendment to Amended and Restated Certificate of Incorporation to Declassify the

Board of Directors

Text of proposed amendment to the Company’s Certificate of Incorporation (deletions are indicated by strikeouts and additions are indicated by double-underlining):

AMEND SECTIONS 2, 3 AND 4 OF ARTICLE VI AS FOLLOWS:

Section 2.    Classes of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the directors shall, until the annual meeting of stockholders to be held in 2023, be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible~~, with the~~. The term of office of the ~~first class to~~class of directors elected at the annual meeting of stockholders held in 2020 shall expire at the ~~2015~~2023 annual meeting of stockholders, the term of office of the ~~second class to~~class of directors elected at the annual meeting of stockholders held in 2021 shall expire at the ~~2016~~2024 annual meeting of stockholders and the term of office of the ~~third class to~~class of directors elected at the annual meeting of stockholders held in 2022 shall expire at the ~~2017~~2025 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the ~~2015~~2023 annual meeting, (a) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the ~~third succeeding~~ annual meeting of stockholders ~~after~~held in the year following the year of their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (b) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.

Section 3.    Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and in the event that there is only one director remaining in office, by such sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been appointed expires and until such director’s successor shall have been duly elected and qualified and, if the Board of Directors at such time is classified, for a term expiring at the annual meeting of stockholders at which the term of office of the class to which such director has been appointed expires and until such director’s successor shall have been duly elected and qualified.

Section 4.    Removal. ~~Subject~~ Except as provided in the subsequent sentence and subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time ~~but only for~~, with or without cause, but only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”),

2022 RYAM PROXY STATEMENT	B-1

APPENDIX B PROPOSED AMENDMENTS TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

voting together as a single class. Notwithstanding the immediately preceding sentence, subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, until the 2023 annual meeting of the stockholders, a director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the Voting Stock, voting together as a single class.

B-2

APPENDIX C PROPOSED AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING PROVISIONS

Appendix C

Proposed Amendment to Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Provisions

Text of proposed amendment to the Company’s Certificate of Incorporation (deletions are indicated by strikeouts and additions are indicated by double-underlining):

AMEND SECTION 4 OF ARTICLE VI AS FOLLOWS:

Section 4.    Removal. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time but only for cause by the affirmative vote of the holders of at least ~~eighty percent (80%)~~a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), voting together as a single class.

AMEND ARTICLE XIII AS FOLLOWS:

~~In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware as they presently exist or may hereafter be amended, subject to any limitations contained elsewhere in this Amended and Restated Certificate of Incorporation, the Corporation may from time to time alter, amend, repeal or adopt, in whole or in part, any provisions of this Amended and Restated Certificate of Incorporation; provided, however, that any proposed alteration, amendment or repeal of, or the adoption of any provision inconsistent with, Section 3 of Article IV, Article VI, Article VII, Article X or this Article XIII of this Amended and Restated Certificate of Incorporation (in each case, as in effect on the date hereof), or the alteration, amendment or repeal of, or the adoption of any provision inconsistent with this sentence, may only be made by the affirmative vote of shares representing not less than eighty percent (80%) of the voting power of all of the Voting Stock, voting together as a single class.~~

The Corporation reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation.

2022 RYAM PROXY STATEMENT	C-1

APPENDIX D RAYONIER ADVANCED MATERIALS INC. AUDIT COMMITTEE POLICIES AND PROCEDURES

Appendix D

Rayonier Advanced Materials Inc.

Audit Committee Policies and Procedures

PRE-APPROVAL OF SERVICES PROVIDED BY THE INDEPENDENT AUDITOR

To ensure the Audit Committee (the “Committee”) approves all services to be provided by the Company’s independent auditors and maintains appropriate oversight, the following policies and procedures have been established.

Policies and Procedures

1.	The Committee will approve the fees for the annual audit of the Company’s financial statements and reviews of quarterly financial statements.

2.

The Committee will also approve at one of its regularly scheduled meetings an annual plan of all permissible services to be provided by the independent auditors as well as unanticipated projects that arise.

3.

When the timing of the services does not allow for pre-approval in regularly scheduled Committee meetings, the Chair of the Committee (or another member of the Committee so designated) may approve any audit or allowable non-audit services provided that such approved services are reported to the full Committee at the next regularly scheduled meeting. Approval must be received prior to commencement of the service, unless the service is one of the specific services listed below (see No. 4) that is permitted to be performed on a pre-approval basis.

4.	The following audit-related services are pre-approved as they become required and need commencement before notifying the Chair:

a.	Required audits of wholly-owned subsidiaries of the Company

b.	Consent letters

c.	Audits of statutory financial statements in countries where audited financial statements must be filed with government bodies

d.	Annual audits of the Company’s defined benefit and savings plans

e.	Agreed-upon procedures or other special report engagements performed in connection with requirements under debt agreements or environmental laws; and

f.	Subscription services for technical accounting resources and updates

This pre-approval (prior to notifying the Committee) is for audit services or allowable audit-related services engagements for which fees are less than $10,000.

Any services performed in these pre-approved services categories that were not anticipated will be reported to the Committee at the next regularly scheduled meeting after commencement of the services. The requirements, scope and objectives of the service as well as estimated fees and timing will be reported to the Committee.

Any other services, such as for tax services unrelated to the audit, will require the explicit approval of the Chair or the Committee prior to engaging the independent auditor.

2022 RYAM PROXY STATEMENT	D-1

APPENDIX E NON-GAAP FINANCIAL MEASURES

Appendix E

Non-GAAP Financial Measures

Rayonier Advanced Materials Inc.

Reconciliation of Non-GAAP Measures

December 31, 2021 (Unaudited)

Below is a reconciliation of Income (Loss) from Continuing Operations to EBITDA and Adjusted EBITDA for each of the years ended December 31 (in millions of dollars):

RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS TO EBITDA AND ADJUSTED
EBITDA	2021	2020	2019
Income (loss) from continuing operations	$(50)	$(38)	$(84)
Depreciation and amortization	139	137	142
Interest expense, net	66	56	52
Income tax expense (benefit)	(35)	(61)	(20)
EBITDA	120	94	90
Pension settlement (gain) loss	8	(2)	9
Insurance recovery	-	-	(4)
Loan amendment costs	-	-	4
Non-recurring expense(a)	-	-	1
Severance expense	-	-	1
Loss on debt extinguishment	-	8	-
Adjusted EBITDA	$128	$100	$101

(a)	Non-recurring expenses are related to the review of our commodity asset portfolio.

Below is a reconciliation of cash flows from operations to adjusted free cash flows for each of the following years ended December 31 (in millions of dollars):

RECONCILIATION OF CASH FLOWS FROM OPERATIONS TO ADJUSTED FREE CASH FLOWS	2021	2020	2019
Cash provided by operating activities - continuing operations	$74	$54	$58
Capital expenditures, net of proceeds from sale of assets(a)	(76)	(45)	(68)
Adjusted free cash flows - continuing operations	$(2)	$9	$(10)

(a)

Capital expenditures, net of proceeds from sale of assets, excludes strategic capital expenditures which we deem discretionary. Strategic capital expenditures for the years ended December 31, 2021, 2020, and 2019 were $16 million, $17 million, and $20 million, respectively.

2022 RYAM PROXY STATEMENT	E-1

RAYONIER ADVANCED MATERIALS INC.

1301 RIVERPLACE BLVD

SUITE 2300

JACKSONVILLE, FL 32207

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 15, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 15, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D72906-P70525	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

RAYONIER ADVANCED MATERIALS INC.

The Board of Directors recommends you vote “FOR” the following:

1. Election of Directors

Nominees:	For	Against	Abstain

1a. Thomas I. Morgan	☐	☐	☐		For	Against	Abstain

1b. Lisa M. Palumbo	☐	☐	☐	5. Ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm for the Company for 2022.	☐	☐	☐
1c. Ivona Smith	☐	☐	☐

The Board of Directors recommends you vote “FOR” proposals 2, 3, 4 and 5.	For	Against	Abstain	NOTE: Properly executed proxies will be voted in the manner instructed herein, or if no instruction is provided, then the proxy will be voted “For” all nominees, and “For” Proposals 2, 3, 4 and 5. The named proxies are also authorized, in their discretion, to consider and act upon such other business as may properly come before the meeting or any adjournment thereof.
2. Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors.	☐	☐	☐
3. Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the supermajority voting provisions.	☐	☐	☐

4. Advisory vote to approve the compensation of our named executive officers as disclosed in our Proxy Statement.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on May 16, 2022:

The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

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D72907-P70525

RAYONIER ADVANCED MATERIALS INC.

Annual Meeting of Stockholders

May 16, 2022 5:30 PM

This proxy is solicited by the Board of Directors of

Rayonier Advanced Materials Inc. (“RYAM”)

and the Trustees of various retirement plans sponsored by RYAM.

By signing this card, I (we) hereby (i) authorize VITO J. CONSIGLIO, MARCUS J. MOELTNER and R. COLBY SLAUGHTER, or each of them, each with full power to appoint his substitute, to vote as Proxy for me (us), and (ii) direct Great-West Trust Company, Trustee under the Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees, Rayonier Advanced Materials Inc. Jesup Plant Savings Plan for Hourly Employees, and Rayonier Advanced Materials Inc. Fernandina Plant Savings Plan for Hourly Employees, to vote in person or by proxy all shares of Common Stock of Rayonier Advanced Materials Inc. which the undersigned is entitled to vote, and which are allocated to any accounts of the undersigned under such Plans, in each case, on all matters which properly come before the Annual Meeting of Stockholders of Rayonier Advanced Materials Inc. to be held at The DoubleTree Hotel, 1201 Riverplace Boulevard, Jacksonville, Florida on Monday, May 16, 2022 at 5:30 p.m., Eastern Daylight Time, or at any adjournment thereof, the number of shares which I (we) would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or at any adjournment thereof.

If this proxy card is properly executed by the stockholder(s), the stock represented by this proxy will be voted in the manner directed herein. If no direction is properly made, this proxy will be voted “For” all nominees, and “For” Proposals 2, 3, 4, and 5. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

YOU MAY VOTE BY INTERNET OR PHONE BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on reverse side.)